UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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MEREDITH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 7, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of holders of common stock and class B common stock of Meredith Corporation (hereinafter called the “Company”) will be held at the Company’s principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023 on Wednesday, November 7, 2012 at 10:00 a.m., local time, for the following purposes:

1.	To elect three Class II directors for terms expiring in 2015 and one Class I director for a term expiring in 2014;
2.	To approve, on an advisory basis, the executive compensation program for the Company’s named executive officers as described in this Proxy Statement;
3.	To vote on a proposed amendment to the Meredith Corporation Employee Stock Purchase Plan of 2002 to authorize an additional 500,000 shares for issuance and sale to employees under the Plan;
4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2013, and
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

By resolution of the Board of Directors, only holders of record of the Company’s common stock and class B common stock at the close of business on September 6, 2012 are entitled to notice of and to vote at the meeting or at any adjournment or postponement thereof.

By Order of the Board of Directors,

JOHN S. ZIESER

Chief Development Officer

General Counsel

Des Moines, Iowa

September 24, 2012

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 7, 2012: This Proxy Statement and the 2012 Annual Report are available at http://www.idelivercommunications.com/proxy/mdp. These documents are also posted on our Web site at www.meredith.com. Directions to the Annual Meeting are available on our Web site at www.meredith.com/meredith_corporate/findus.html.

PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Annual Meeting of Shareholders

November 7, 2012

ABOUT THE 2012 ANNUAL MEETING

This Proxy Statement, along with the Company’s Annual Report to Shareholders, is being sent to shareholders on or about September 24, 2012 in connection with the solicitation of proxies by the Board of Directors of Meredith Corporation (“Meredith” or the “Company”). The proxies are to be used in voting at the Annual Meeting of holders of common stock and class B common stock of the Company to be held at the Company’s principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023 on Wednesday, November 7, 2012 at 10:00 a.m., local time, and at any adjournment or postponement thereof. The cost of soliciting proxies will be borne by the Company. In addition, officers and employees of the Company may solicit the return of proxies from certain shareholders by telephone or meeting. Such officers and employees will receive no additional compensation for such solicitation activities.

VOTING PROCEDURES

Who Is Entitled to Vote?

Only shareholders of record at the close of business on September 6, 2012 (the “record date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the record date, there were issued and outstanding 35,759,324 shares of common stock, each entitled to one vote at the Annual Meeting. On the record date, there were issued and outstanding 8,707,127 shares of class B common stock, each entitled to ten votes at the Annual Meeting, for a total of 122,830,594 votes.

How Can I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting. We are again taking advantage of the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their shareholders over the Internet. On September 24, 2012 we mailed to shareholders of record on the record date a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2012 Annual Report to Shareholders online. If you received a Notice by mail you will not automatically receive a printed copy of our proxy materials in the mail. You may request a paper copy of our proxy materials by mail or an electronic copy by e-mail. The Notice also contains instructions for voting online.

If you are a holder of record and have requested and received a paper copy of our proxy materials, you may also vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are three convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting:

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1.	Vote by Mail: You may vote by marking the proxy card, dating and signing it, and returning it in the postage-paid envelope provided. Please mail your proxy card promptly to ensure that it is received prior to the closing of the polls at the Annual Meeting.
2.	Vote by Internet: You may also vote via the Internet. The Web site address for Internet voting is provided on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until noon of the day prior to the Annual Meeting. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card. If you vote via the Internet, you may incur costs such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.
3.	Vote by Telephone: You may also vote by telephone by calling the toll-free number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until noon of the day prior to the Annual Meeting. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

If your shares are held in the name of your bank, broker or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting.

If your shares are held in the name of your bank, broker or other nominee, please contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone.

Please refer to the Notice or the proxy card for more information about the voting methods available to you.

How Can I Change My Vote?

Registered shareholders can revoke their proxy at any time before it is voted at the Annual Meeting by:

1.	Delivering timely written notice of revocation to the Secretary of the Company, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023;
2.	Submitting another timely, later-dated proxy using the same voting method you used to vote your shares;
3.	Attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker or other nominee, please contact your bank, broker or nominee to determine how you may change your vote prior to the Annual Meeting.

How Many Votes Must Be Present to Conduct Business at the Annual Meeting?

In order for business to be conducted, a quorum must be represented either in person or by proxy at the Annual Meeting. The presence in person or by proxy of a majority of the voting power of the outstanding shares eligible to vote at the Annual Meeting constitutes a quorum. Shares represented by a proxy marked WITHHOLD or ABSTAIN will be considered present at the Annual Meeting for purposes of determining a quorum.

How Many Votes Am I Entitled to Cast?

You are entitled to cast one vote for each share of common stock you own on the record date. You are entitled to cast ten votes for each share of class B common stock you own on the record date. Shareholders do not have the right to vote cumulatively in electing directors.

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How Many Votes Are Required to Elect Directors?

Directors are elected by a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Only votes cast FOR a nominee will be counted. An instruction to WITHHOLD authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote AGAINST the nominees. Abstentions and broker non-votes will have no effect on the director election since only votes FOR a nominee will be counted.

How Many Votes Are Required to Approve, on an Advisory Basis, the Executive Compensation Program for the Company’s Named Executive Officers?

The affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the executive compensation program. For this proposal, an abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

How Many Votes Are Required to Amend the Meredith Corporation Employee Stock Purchase Plan of 2002 (the “ESPP”)?

The affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to our ESPP. For this proposal, an abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

How Many Votes Are Required to Ratify the Appointment of KPMG LLP (“KPMG”) as Meredith’s Independent Registered Public Accounting Firm?

The affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG. Abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

For matters requiring majority approval, abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on such a proposal.

Will My Shares Be Voted if I Do Not Provide Instructions to My Broker?

If you are the beneficial owner of shares held in street name by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to discretionary items but will not be permitted to vote the shares with respect to non-discretionary items (those shares are treated as broker non-votes). The ratification of the appointment of KPMG (Proposal Four) is a discretionary item. The election of directors (Proposal One), the advisory vote on executive compensation (Say on Pay) (Proposal Two) and the proposal to amend the ESPP (Proposal Three) are non-discretionary items. A broker or other nominee will not be permitted to vote shares without instructions from the beneficial owners on Proposals One, Two or Three.

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Who Represents My Proxy at the Annual Meeting?

If you do not vote in person at the Annual Meeting but have voted your shares over the Internet, by telephone or by signing and returning a proxy card, you have authorized certain members of Meredith’s Board of Directors, as designated by the Board, to represent you and to vote your shares as instructed.

What if I Return a Proxy Card but Do Not Provide Specific Voting Instructions for Some or All of the Items?

All shares that have been properly voted – whether by Internet, telephone or mail – will be voted at the Annual Meeting in accordance with your instructions unless such vote has been revoked. If you sign a proxy card but do not give voting instructions, the votes represented by the proxy will be voted as recommended by the Board of Directors and in the discretion of the persons named as proxies upon such matters not presently known or determined that may properly come before the meeting. The Board of Directors recommends a vote FOR the election of the director nominees, FOR the approval of the advisory resolution on executive compensation (Say on Pay), FOR the approval of the amendment to the Company’s ESPP and FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2013.

What if Other Matters Are Voted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or mail, the persons named as proxies will have the discretion to vote on those matters for you. At the date of filing this Proxy Statement with the SEC, the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How Do I Vote if I Participate in the Company’s ESPP and/or Meredith Savings and Investment Plan (the “401(k) Plan”)?

If you are a participant in the Company’s ESPP and/or the 401(k) Plan, you have the right to give instructions to the respective plan administrator as to the voting of the shares of stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any adjournment or postponement thereof. In this regard, please indicate your voting choices by voting online using the instructions on the Notice that has been sent to you or by voting using the methods as described on the proxy card if you have requested hard copies of the proxy materials. If you hold shares in the 401(k) Plan and do not vote your shares, those shares will be voted by the plan administrator in the same percentage as the shares held in the 401(k) Plan for which directions are received. If you hold shares in the ESPP and do not vote your shares, those shares will be voted by the plan administrator on discretionary matters but will not be voted on non-discretionary matters.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the Board of Directors shall consist of no fewer than three or more than fifteen persons, as may be provided by the Bylaws, to be divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. The Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The last resolution passed on January 30, 2011 provided for nine directors.

Listed below are the three persons who have been nominated as Class II directors to serve three-year terms to expire in 2015. All of the Class II nominees are currently serving as directors of the Company and were previously elected by the shareholders. In addition, the Board has nominated Donald C. Berg as a Class I director to serve a two-year term expiring in 2014. Mr. Berg does not currently serve on our Board of Directors. Should any of the nominees become unable to serve prior to the upcoming Annual Meeting, an event that is not anticipated by the Company, the proxies, except those from shareholders who have given instructions to WITHHOLD voting for the following nominees, will be voted FOR such other person or persons as the Nominating/Governance Committee may

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nominate. Certain information concerning each of the nominees standing for election and each of the continuing directors is set forth below.

Nominees for Election as Class II Directors – Terms to Expire in 2015

James R. Craigie	Chairman and Chief Executive Officer (“CEO”), Church & Dwight Co., Inc.

Mr. Craigie, 58, has been a member of the Board of Directors since 2006 and is a member of both the Audit and Finance Committees. He is the Chairman and CEO of Church & Dwight Co., Inc. (a developer and marketer of consumer and specialty products), a position he has held since 2007. He served as CEO of Church & Dwight from 2004 to 2007. He currently serves on the board of Grocery Manufacturers Association, an industry council consisting of chief executive officers from leading consumer packaged goods companies. Mr. Craigie’s experience as Chairman and CEO at Church & Dwight and his leadership in connection with several acquisitions and dispositions during his tenure enables him to analyze business combination and disposition opportunities and to provide valuable insights regarding finance, marketing and strategic planning to the Board.

Frederick B. Henry	President, The Bohen Foundation

Mr. Henry, 66, has served on the Company’s Board of Directors since 1969. He is currently the Chairman of the Compensation Committee and a member of the Nominating/Governance Committee. Mr. Henry has been President of The Bohen Foundation, a private charitable foundation that supports the arts, since 1985. During his tenure as a director Mr. Henry has served on every standing committee of the Board and he brings an invaluable understanding of each committee’s work to the Board as a whole.

Joel W. Johnson	Former Chairman and CEO, Hormel Foods Corporation

Mr. Johnson, 69, has been a member of Meredith’s Board of Directors since 1994. He serves as Chairman of the Finance Committee and is a member of the Nominating/Governance Committee. Mr. Johnson retired as Chairman of the Board of Hormel Foods Corporation (“Hormel”) in December 2006. He currently serves on the boards of Ecolab, Inc. and U.S. Bancorp. Mr. Johnson’s tenure as Chairman and CEO of Hormel, a public company with global operations, provided him with directly relevant operating experience. In addition, his service on the boards of Hormel, Ecolab, Inc. and U.S. Bancorp has provided him with significant public company board experience.

Nominee for Election as a Class I Director – Term to Expire in 2014

Donald C. Berg	Executive Vice President, Chief Financial Officer, Brown-Forman Corporation

Mr. Berg, 57, started with Brown-Forman Corporation, one of the largest American-owned companies in the wine and spirits business, in 1988. He was appointed to his present position in 2008 and was previously Senior Vice President and Director of Corporate Development and Strategy. He also has a wide variety of experience with respected national and international firms. The Board believes that he will be a valuable asset bringing additional financial expertise, strategic development and international business experience to the Board.

The Board recommends a vote FOR each of the nominees for director, as listed above. Unless you specify otherwise, the accompanying proxy will be voted FOR the nominees named above.

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Directors Continuing in Office as Class I Directors – Terms to Expire in 2014

Philip A. Marineau	Partner, LNK Partners

Mr. Marineau, 65, has been a member of the Board of Directors since 1998 and currently serves as Chairman of the Audit Committee and as a member of the Compensation Committee. In October 2008 he became a partner at LNK Partners, a private equity firm based in White Plains, New York. He retired from Levi Strauss & Co. in November 2006, where he served as President and CEO from September 1999. His prior service includes terms as an executive officer at PepsiCo, Dean Foods Company and Quaker Oats Co. Mr. Marineau has an extensive record of achievement in consumer products marketing and management. He is currently Chairman of the Board of Shutterfly, Inc., a position he has held since February 2007. Mr. Marineau’s consumer products and marketing experience provides important insight and guidance to our management team and the Board of Directors and is instrumental to the development of our overall business strategy.

Elizabeth E. Tallett	Principal, Hunter Partners, LLC

Ms. Tallett, 63, was first elected to the Board of Directors in 2008 and serves on the Audit and Compensation Committees. Since 2002 she has been Principal at Hunter Partners, LLC, a firm which provides management services to life science businesses, including early to mid-stage pharmaceutical, biotech and medical device companies. In addition to serving on the Meredith Corporation Board of Directors, Ms. Tallett serves on the boards of Coventry Health Care, Inc.; IntegraMed America, Inc.; The Principal Financial Group, Inc. and Qiagen, N.V. During the past five years, she was also a director at the following public companies: Varian, Inc.; Varian Semiconductor Equipment Associates, Inc. and Immunicon, Inc. In addition to her leadership and financial management in pharmaceutical and biotechnology firms, she has executive-level experience in multinational companies, international operations, economics, strategic planning, marketing, product development and acquisitions and mergers.

Directors Continuing in Office as Class III Directors – Terms to Expire in 2013

Mary Sue Coleman	President, University of Michigan

Dr. Coleman, 68, has been a member of Meredith’s Board of Directors since 1997 and is a member of the Audit and Finance Committees. Dr. Coleman assumed responsibility as the President of the University of Michigan with its 53,000 students in August 2002. She holds academic appointments as Professor of Chemistry in the College of Literature, Sciences and the Arts and Professor of Chemistry in the College of Medicine. Dr. Coleman is a member of the Board of Directors of Johnson & Johnson. Dr. Coleman’s service as President of one of the nation’s largest and most prestigious public universities allows her to bring to the Board a unique point of view regarding organizational management.

D. Mell Meredith Frazier	Vice Chairman, Meredith Corporation

Ms. Frazier, 56, has been a member of the Board of Directors since 2000 and was elected Vice Chairman in 2010. She is Chairman of the Nominating/Governance Committee and a member of the Compensation Committee. She is also the Chairman of the Board of the Meredith Corporation Foundation. Ms. Frazier began her career at Meredith Corporation in 1976 and held various positions throughout the Company, including editorial, financial, marketing and production positions in publishing; acquisition and financial analysis in broadcasting and various corporate staff positions through 2003. As a fourth-generation member of the Meredith family, she holds a

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deep appreciation of the values and societal roles of the Company throughout its history. In addition, her previous service as an employee in various positions throughout the Company allows her to share a singular perspective with the Board.

Stephen M. Lacy	Chairman and CEO, Meredith Corporation

Mr. Lacy, 58, is Chairman of the Board and CEO of Meredith Corporation and was elected to his current position on February 1, 2010. Mr. Lacy joined Meredith in 1998 as Vice President and Chief Financial Officer. He was promoted to President of the National Media Group in 2000, elected to the Board and named President and Chief Operating Officer in 2004 and elected President and CEO in 2006. Mr. Lacy joined the Board of Directors at Hormel Foods Corporation in September 2011. His intimate knowledge of our Company, gained through 14 years of service in critical executive positions within the Company and including eight years as President, enables him to provide important insights regarding our operations, including finance, marketing, strategic planning and management.

Involvement in Certain Proceedings

Mr. James R. Craigie was President and CEO and a member of the Board of Directors of Spalding Sports Worldwide Inc. and its successor, Top-Flite Golf Company from December 1998 through September 2003. Mr. Craigie was recruited by Kohlberg Kravis Roberts & Co. to assist in the turnaround of this financially troubled athletic equipment manufacturer and marketer. In April 2003, Spalding Sports Worldwide Inc. sold its Etonic shoe and glove business to a private investment entity and its non-golf sporting goods assets to Russell Corp. and changed its name to Top-Flite Golf Company (“Top-Flite”). In June 2003, Top-Flite filed for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware, and the court administered an auction process which resulted in the sale of Top-Flite’s assets to Callaway Golf Company in September 2003.

Mr. Joseph H. Ceryanec, our Chief Financial Officer, was named Acting Chief Financial Officer of McLeodUSA in September 2005 when both the CEO and the Chief Financial Officer left the company. In October 2005, McLeodUSA filed a prepackaged petition for bankruptcy. McLeodUSA emerged from bankruptcy in January 2006. Mr. Ceryanec was named Chief Financial Officer at McLeodUSA in February 2006 and served in that position through early 2008.

CORPORATE GOVERNANCE

Our Company was founded upon service to our customers and we are committed to building value for our shareholders. Our products and services continue to distinguish themselves on the basis of quality, customer service and value that can be trusted. Consistent with these principles, Meredith strives to uphold the highest standards of ethical conduct, to be a leader in corporate governance, to report results with accuracy and transparency and to maintain full compliance with the laws, rules and regulations that govern Meredith’s businesses.

Board Leadership Structure

The Company’s businesses are overseen by the Board of Directors which currently has eight members. There is one member of management on the Board and the remaining seven directors are independent directors. The Board has four standing committees, namely Audit, Compensation, Nominating/Governance and Finance, all of which are comprised entirely of independent directors. Each committee has its own charter and the chair of each committee reports to the Board at each regular meeting.

The Board of Directors has no specific policy with respect to the separation of the offices of Chairman and CEO. The Board believes this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make this determination on a periodic basis. Our current Board leadership structure

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combines these roles, with Mr. Lacy acting as Chairman and CEO. In addition, the Board elected Ms. Frazier, an independent director under the New York Stock Exchange (“NYSE”) rules, to serve as Vice Chairman and as Chairman of the Nominating/Governance Committee. Ms. Frazier presides at the executive sessions of non-management directors and executive sessions of independent directors. Each year the Nominating/Governance Committee recommends its nominees for Chairman of the Board and members and chairs for each standing committee.

Mr. Lacy has primary responsibility for managing the Company’s businesses, designing, developing and establishing strategic plans, and providing leadership to the management team, all subject to the Board’s direction and review. As Chairman of the Board, Mr. Lacy is the key link between the Board and other members of management, as well as between the Board and the Company’s shareholders. Because of his day-to-day knowledge of the Company’s operations and challenges in his role as CEO, he is well-suited to provide leadership to the Board and guide its deliberations and activities.

As Vice Chairman, Ms. Frazier works closely with the Chairman to ensure that the Board’s procedures, processes and communications reflect sound corporate governance. She chairs executive sessions of the independent, non-management directors and counsels collectively and individually with the members of the Board to utilize their individual capabilities to the Board’s best advantage. She collaborates with the Chairman to organize and establish the Board agenda, works to ensure there is sufficient time for discussion of agenda items, and oversees the circulation of timely and relevant information to directors. The Board of Directors believes at this time this leadership structure enhances Board effectiveness in performing its oversight role and furthers the policies and procedures of the Board.

Board’s Role in Risk Oversight

Risk is an integral part of the Board and committee deliberations throughout the year. The Board is responsible for and oversees the Company’s risk management process through regular discussion of the Company’s risks with management both during and outside of regularly scheduled Board meetings. The Board considers, as appropriate, risks, among other factors, in reviewing the Company’s strategy, business plan, budgets and major transactions. Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to the committee. The Company uses an enterprise risk management framework to ensure that key risk areas are identified and that oversight responsibility is assigned to the appropriate Board committee and management. Each committee has a charter that lists such committee’s designated areas of responsibility for specific risk areas that might impact the Company. Board committees make regular reports addressing risk oversight to the Board at its meetings. The full Board also receives periodic information about the Company’s risk areas and initiatives for addressing those risks. In addition, future risks are anticipated and discussed as part of the strategic planning process.

At least quarterly, the Audit Committee discusses with management, corporate counsel, the Company’s director of internal audit and the Company’s independent external auditor: current business trends affecting the Company that may impact risk; litigation and ethics compliance matters; the risk exposures facing the Company; the steps management has taken to monitor and control such risk factors (including a subcertification program in which senior and middle managers attest to review and approval of financial disclosures with respect to which they have some responsibility) and the adequacy of internal controls that could materially affect the Company’s financial statements. As part of this process, the Company’s director of internal audit interviews key executives regarding business strategies and areas of risk faced by the Company and its business segments. The Chair of the Audit Committee reports to the Board at each meeting concerning its risk oversight activities.

The Compensation Committee oversees risks related to the Company’s compensation programs and policies and reviews management’s periodic reports on such risks. In 2010, the Compensation Committee engaged Towers Watson & Co. (“Towers Watson”) to work with the Company’s director of internal audit as well as the Company’s human resources and legal departments to develop a framework to assess the specific risks associated with the Company’s compensation programs. The framework was designed to evaluate the key elements of the Company’s compensation programs to determine whether such programs could reasonably be expected to have or create a material adverse effect on the Company. As part of this framework, the Company’s pay philosophy, incentive plan

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designs, performance metrics and pay plan governance process were considered. Based on the results of the annual assessment, management and the Compensation Committee, with the assistance of Towers Watson and the Company’s internal audit and legal advisors, have concluded that any risks associated with the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

Corporate Governance Guidelines

The Board of Directors has adopted the Company’s Corporate Governance Guidelines (“Guidelines”), charters for each of the Board committees, Code of Business Conduct and Ethics and Code of Ethics for CEO and Senior Financial Officers. These documents are posted on the Corporate Governance section of the Meredith Web site, www.meredith.com, and are available upon written request to the Secretary of the Company, 1716 Locust Street, Des Moines, Iowa 50309-3023.

Director Independence

Because certain members of the Meredith family, acting as a group, control more than 50% of the voting power of Meredith Corporation, the Company is a “Controlled Company” and need not comply with the requirements for a majority of independent directors or for independent compensation and nominating/corporate governance committees. Our Board of Directors has, nevertheless, determined to comply in all respects with the NYSE rules relating to non-controlled companies. The Board currently does not have any categorical standards to assist it in determining the independence of its members other than those expressly set forth in the NYSE rules.

For purposes of the NYSE listing standards, the Board of Directors has determined that each of the following directors and/or nominees has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and, accordingly, is independent:

Donald C. Berg	Mary Sue Coleman	James R. Craigie
D. Mell Meredith Frazier	Frederick B. Henry	Joel W. Johnson
Philip A. Marineau	Elizabeth E. Tallett

Nominations for Director

Director nominees are selected by the Nominating/Governance Committee in accordance with the policies and principles of its charter and the Guidelines. The committee considers independence, diversity, age, skills and experience in the context of the needs of the Board. The committee will consider shareholder recommendations for directors that comply with the requirements set forth in the section entitled “SUBMITTING SHAREHOLDER PROPOSALS” which appears later in this Proxy Statement. For additional information, please see “Committees of the Board” which appears later in this Proxy Statement.

Executive Sessions of Non-Management Directors

Non-management directors meet in executive session at least quarterly. The Chair of the Nominating/Governance Committee presides at these executive sessions.

Communications with the Board

Interested parties and shareholders who wish to communicate with the Board and/or the non-management directors should address their communication to: Board of Directors, Meredith Corporation, c/o Office of the General Counsel, 1716 Locust Street, Des Moines, Iowa 50309-3023. Mail addressed in this manner will be forwarded to the Chairman of the Board. Shareholders may also deliver such communication by telephone at 1-866-457-7445 or at https://www.integrity-helpline.com/meredith.jsp.

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MEETINGS AND COMMITTEES OF THE BOARD

The Board

The Board has a majority of directors who meet the criteria for independence established by the NYSE. The responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. Directors are expected to attend Board meetings and meetings of the committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

The Board had four regularly scheduled meetings during fiscal 2012, as did the Audit, Compensation, Finance and Nominating/Governance Committees. In addition, the Audit Committee had four special meetings, the Board had two special meetings and the Nominating/Governance Committee had one special meeting. All current directors attended more than 75% of the meetings of the full Board and the respective committees on which they served during fiscal 2012. The Company policy is that all directors are expected to attend the Annual Meeting of Shareholders. Eight directors attended the November 9, 2011 Annual Meeting of Shareholders.

Director Stock Ownership

All directors are expected to own stock in the Company. The Board approved an increase in the stock ownership requirements for non-employee directors in fiscal 2011. Within five years of July 1, 2010 (or five years from their initial appointment or election to the Board for subsequently appointed or elected directors), each non-employee director is expected to own 7,500 shares of common stock or a number of shares of common stock equal to three times the value of non-employee director annual compensation, whichever is less. The value of shares for ownership purposes will be determined using a 200-day average stock price.

Restricted stock and stock equivalent units (“SEUs”) count toward the required ownership but stock options do not. All of our current directors have met or exceeded the ownership requirement. For additional information on stock ownership by our officers and directors, please see the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” in this Proxy Statement.

Committees of the Board

The Guidelines require the Board to have a Nominating/Governance Committee, an Audit Committee and a Compensation Committee and further provide that the Board may establish additional committees as necessary or appropriate. The Board has also established a Finance Committee. Each committee has its own charter setting forth the qualifications for membership on the committee and the purposes, goals and responsibilities of the committee. Each of these committees has the power to hire independent legal, financial or other advisors as it deems necessary, without consulting or obtaining the approval of any officer of the Company in advance. The charter for each committee is available on the Company’s Web site at www.meredith.com by first clicking on “Corporate,” then on “Corp Governance,” then on “Board Committees” and finally clicking on the committee name. The charter of each committee is also available in print to any shareholder who requests it. The table below shows the current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Finance Committee	Nominating/Governance Committee
Mary Sue Coleman	D. Mell Meredith Frazier	Mary Sue Coleman	D. Mell Meredith Frazier*
James R. Craigie	Frederick B. Henry*	James R. Craigie	Frederick B. Henry
Philip A. Marineau*	Philip A. Marineau	Joel W. Johnson*	Joel W. Johnson
Elizabeth E. Tallett	Elizabeth E. Tallett

*Committee Chair

1.	Audit Committee. The committee is composed entirely of non-employee directors, each of whom meets the “independence” requirements of the NYSE listing standards, as well as the Sarbanes-Oxley Act of 2002.

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Pursuant to our Audit Committee Charter, each member of the committee, in addition to meeting the “independence” requirement, must be “financially literate” as contemplated under the NYSE rules. Furthermore, the Board of Directors has determined that Directors Craigie, Marineau and Tallett each meet the requirements to be named “audit committee financial experts” as the term has been defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. Ms. Tallett serves on the audit committees of four public companies. The Board has considered her commitment to serve on the other audit committees and has affirmatively determined that such simultaneous service does not impair her ability to serve effectively on the Audit Committee of the Company’s Board.

The committee assists the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance. It is directly responsible for the appointment, compensation and oversight of the Company’s independent auditor, also referred to as “independent registered public accounting firm,” and has sole authority to appoint or replace the independent auditor. In addition, the committee maintains, through regularly scheduled meetings, open lines of communication between the Board of Directors and the Company’s financial management, internal auditors and independent registered public accounting firm.

2.	Nominating/Governance Committee. Pursuant to the committee’s charter, all members of this committee are non-employee directors who meet the “independence” requirements of the NYSE listing standards. The committee’s purpose is to: assist the Board by identifying individuals qualified to become Board members and recommend to the Board the director nominees for the next Annual Meeting of Shareholders; recommend to the Board the Corporate Governance Guidelines applicable to the Company; lead the Board in its annual review of CEO succession planning and the Board’s performance; recommend to the Board any changes in non-employee director compensation, and recommend to the Board director nominees for each committee.

Nominees for directorship may be recommended by members of the Board, shareholders or other parties. The Nominating/Governance Committee has from time to time retained an executive recruiting firm whose function is to bring specific director candidates to the attention of the committee. Current directors are contacted at the end of their terms concerning their willingness and intent to continue as a director. All nominees are considered in accordance with the policies and principles in the Nominating/Governance Committee Charter. The committee is responsible for reviewing with the Board the requisite skills and characteristics of director nominees. It assesses nominees’ qualifications for independence as well as other considerations. The committee’s first priority is to seek the most qualified and experienced candidates possible. A person considered for nomination to the Board must be a person of high integrity and ethics. While the committee does not have a formal diversity policy, it seeks to ensure that the Board maintains an appropriate mix of experience, characteristics, skills and background to provide the Board and the Company with sound and effective input and guidance. In addition, while the committee has not adopted a policy with respect to nominations made by shareholders, it will consider nominations that are submitted in accordance with the Company’s Bylaws. For additional information on submitting a nomination for a director, please see “SUBMITTING SHAREHOLDER PROPOSALS” later in this Proxy Statement.

3.	Compensation Committee. Pursuant to the committee’s charter, all members of this committee are non-employee directors who meet the “independence” requirements of the NYSE listing standards. The committee has overall responsibility for evaluation and approval of officer compensation plans, policies and programs. The committee reviews and approves corporate officers’ salaries; approves, prior to adoption, any officer or management incentive, bonus, stock plans or agreements and administers such plans as required.
4.	Finance Committee. The committee advises the Board with respect to corporate financial policies and procedures, dividend policy, specific corporate financing and capital plans and annual operating and capital budgets. It also provides financial advice and counsel to management, reviews and makes recommendations to the Board of Directors concerning acquisitions and dispositions, appoints depositories of corporate funds and specifies conditions of deposit and withdrawal and approves corporate investment portfolios and capital expenditure requests by management within the limits established by the Board. In addition, the committee reviews pension plan performance and approves plan documents.

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Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No executive officer of the Company serves on the Board of Directors or Compensation Committee of any other company for which any directors of Meredith served as an executive officer at any time during fiscal 2012.

PROPOSAL TWO – APPROVAL OF ADVISORY RESOLUTION

ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

The Company is seeking an advisory vote with respect to compensation awarded to its named executive officers (“NEOs”) for fiscal 2012 from its shareholders. Our executive compensation program is described in detail in the Compensation Discussion and Analysis and the related compensation tables and other narrative disclosures as required by the SEC which can be found in this Proxy Statement beginning on page 12.

Since the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on the Compensation Committee, the Board or the Company. However, the Compensation Committee, which is responsible for approving the overall design and administering the executive compensation program, values the opinions of the shareholders and will take into account the outcome of the vote when making future executive compensation decisions. The Board of Directors recommends that you approve the following resolution that will be submitted for a shareholder vote at the Annual Meeting of Shareholders in support of the Company’s executive compensation program:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion which are included in the Proxy Statement for this Annual Meeting.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of this item. Unless you specify otherwise, the Board intends the accompanying proxy to be voted FOR this proposal.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our CEO, Chief Financial Officer and the three other most highly compensated executive officers, collectively the NEOs, for fiscal 2012. It includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

The Compensation Committee reviews and approves the compensation of our officers and acts pursuant to a charter that has been approved by the Board of Directors. The committee also administers various stock and other compensation-related plans provided for the benefit of our officers and other key managers.

Executive Summary

Our compensation program is designed to focus our NEOs on key business objectives and is tied to the financial performance of the Company. As described in more detail below, the committee made compensation decisions based on Company performance for fiscal 2012. Our compensation philosophy and objectives provide the framework within which compensation programs are considered and decisions are made.

For fiscal 2012, we executed a number of strategic objectives that we believe will position the Company for continued long-term growth in revenue, profits and free cash flow. These initiatives included the acquisition of Allrecipes.com, Every Day with Rachael Ray and Family Fun brands. We also launched tablet editions and mobile platforms for more than 20 of our national brands and extended our brand licensing arrangement with Wal-Mart.

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The committee evaluated our Company’s fiscal 2012 financial results and the financial and non-financial strategic objectives of each NEO in assessing overall performance results for our Company and our shareholders. As a result of financial, operational and individual performance, short-term incentive plan payouts for our NEOs, as a percentage of their target incentive, ranged from 59% to 160%. In total, NEO annual incentive payouts compared to the prior year were approximately 44% lower, which reflected our year-over-year performance. The overall payout for the NEOs under the three-year Cash Long-Term Incentive Plan (“Cash LTIP”) was 112% of target. Our equity-based incentives consist of stock options and restricted shares to provide a strong link to shareholder interests with grant values to our NEOs generally consistent with prior year amounts.

Say on Pay Vote

In 2011, we provided shareholders the opportunity to cast an advisory Say on Pay vote on our compensation programs and the compensation awarded to our NEOs. We are pleased to report that 89% of the votes cast supported the Say on Pay proposal. The vote by shareholders affirms our belief that our executive compensation programs, policies and compensation levels are appropriate. The committee considers the results of the shareholder advisory vote when evaluating and establishing executive compensation programs and compensation levels of our NEOs.

In addition, shareholders at the 2011 Annual Meeting expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, the Company will hold its advisory vote on the compensation of the Company’s NEOs annually until the 2017 Annual Meeting, at which time shareholders will again be asked to vote on the frequency of shareholder advisory votes on NEO compensation.

Compensation Philosophy and Objectives

Our executive compensation philosophy has the following objectives:

1.	To establish a performance-based compensation structure which links both short-term and long-term compensation to business results;
2.	To provide competitive compensation opportunities in the marketplace in which we conduct our businesses in order to attract, retain and motivate top caliber executives;
3.	To provide the opportunity to earn greater levels of compensation if superior operating performance and shareholder returns are achieved;
4.	To design incentives that balance the need to meet or exceed annual operating plans with the need for long-term business growth and to provide superior shareholder returns, and
5.	To provide clear and measurable objectives for executive performance.

We strive to link executive compensation to the performance of the Company. For example, the short-term incentive program awards incentives on the basis of performance over a one-year period and is tied directly to operating performance. Similarly, the long-term incentive program may include grants of stock options, restricted stock and performance-based restricted stock, performance-based restricted stock units (“RSUs”) and Cash LTIPs which are tied to specific performance goals. At the beginning of each fiscal year, the committee identifies performance metrics, establishes minimums, targets and maximums and determines weightings for each of the corporate, business unit and individual goals.

Our compensation program for NEOs is designed so that a significant portion of their total compensation will be delivered in the form of variable annual cash incentives and long-term incentives subject to Company, business unit and individual performance. In setting each compensation element, the committee evaluates both the external market data provided by its consultant and internal pay equity considerations.

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The Company attempts to create a compensation program for NEOs that delivers total compensation between the median and 75th percentile of companies in its Compensation Peer Group (“Peer Group”). The Peer Group includes Belo Corp.; CC Media Holdings, Inc.; Emmis Communications Corporation; Gannett Co., Inc.; Lee Enterprises, Incorporated; Martha Stewart Living Omnimedia, Inc.; The McGraw-Hill Companies, Inc.; Media General, Inc.; The E. W. Scripps Company; Scripps Network Interactive; Sinclair Broadcast Group, Inc. and The Washington Post Company. The committee considers several factors before including companies in the Peer Group. Those factors include companies with similar product lines, similar business strategies, comparable revenues and comparable market capitalization. Due to the dynamics of the competitive marketplace, with companies being acquired, product lines divested and growth occurring through acquisitions, the committee periodically reviews the Peer Group and makes changes to account for these events. For fiscal 2012, PRIMEDIA INC. was removed from the Peer Group after its acquisition by TPG Capital, a global private investment firm.

In addition to publicly-filed Peer Group information, the committee reviewed salary survey data prepared by Towers Watson, the committee’s outside compensation consultant. In the report, Towers Watson provided data on base salary, annual non-equity incentives (bonuses), long-term incentives and total direct compensation (the sum of base salary, annual non-equity incentives and long-term incentives) for the NEOs. As part of the the published survey analysis, Towers Watson utilized the 2010/2011 Watson Wyatt Top Management Survey, 2010 Mercer Executive Benchmark Database and 2010 Towers Perrin Executive Compensation Database. These surveys included industry-specific data and data from organizations similar in revenue size to Meredith.

The Elements of Our Compensation Program

This section describes the elements of our compensation program for NEOs, together with a discussion of various matters relating to those items, including a rationale for the Company’s decision to include the items in the compensation program.

1.	Cash Compensation. Salary is included in our NEO compensation package because the committee believes it is appropriate that a portion of the compensation provided to NEOs be in a form that is fixed and appropriate for the basic skills and experience required for the position. Performance-based incentives are included in the package because they permit the committee to motivate our NEOs to pursue particular objectives the committee believes are consistent with the overall goals and strategic direction the Board has set for the Company. The components comprising the cash portion of total compensation are described further below.

A.	Base Salary. Base salary for NEOs is generally determined by the committee at its meeting in August. Changes in base salary on a year-over-year basis are dependent on the committee’s assessment of the Company, business unit and individual performance. The committee can set NEO salaries at the level it deems appropriate, unless a minimum salary has been specified in an employment agreement. In evaluating salaries, the committee is mindful of its overall goal to keep target cash compensation for its executive officers between the median and the 75th percentile of cash compensation paid by companies in our Peer Group. Cash compensation provided in the form of salary is generally less than the amount provided under our short-term and long-term incentive programs, each of which is described below. This weighting reflects the committee’s objective of ensuring that a substantial amount of each NEO’s total compensation is tied to Company, business unit and individual performance goals.
B.	Short-Term Incentive Programs. The Amended and Restated Meredith Corporation 2004 Stock Incentive Plan (the “2004 Plan” or the “Plan”) provides the CEO and other executive officers with an annual non-equity incentive (the “Annual Incentive”) to attain established financial and overall performance targets. For fiscal 2012, the committee evaluated the structure of our Short-Term Incentive Program relative to our business strategy and added a revenue component to the mix of performance objectives to drive top-line revenue growth. The committee also changed the incentive target for Mr. Thomas H. Harty, President-National Media Group from 60% to 70% of base salary based on external market factors and internal pay equity considerations. For fiscal 2012, 80% of the Annual Incentive target for each NEO was based on specific financial targets. The remaining 20% related to predetermined measurable and qualitative organizational objectives.

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In establishing the Annual Incentive target awards and goals, the committee considers several factors including:

•	Financial and business-related goals which are key to our Company’s success;
•	Positioning the Company for continued strategic growth including the expansion of our digital platform;
•	The desire to ensure, as described above, that a substantial portion of total compensation is performance-based;
•	The relative importance in any given year of the short-term and long-term performance goals;
•	The qualitative objectives set for NEOs;
•	The advice of the independent compensation consultant regarding compensation practices at other companies in the Peer Group;
•	The target amounts set and actual incentives paid in recent years, and
•	The results of the annual shareholder advisory vote on executive compensation programs.

For fiscal 2012, the Annual Incentive target and awards for our NEOs are shown in the following table:

	Target Award		Actual Award
NEO	($)	% of Salary	($)	% of Target
Stephen M. Lacy	950,000	100	778,490	82
Joseph H. Ceryanec	367,500	70	348,478	95
Thomas H. Harty	472,500	70	278,681	59
Paul A. Karpowicz	510,000	75	816,849	160
John S. Zieser	437,500	70	461,402	105

The Annual Incentive payout for the NEOs ranges from 50% of target if the minimum levels of performance are achieved, up to 250% of target for achieving or exceeding the maximum performance level. The payouts are linear between minimum and target and between target and maximum.

In fiscal 2012, the performance objectives for the NEOs generally included the following, depending upon each officer’s role in the Company:

•	Financial Objectives. Financial objectives include earnings per share (“EPS”), operating cash flow, revenue, EBITDA from acquisition activity, other cost-saving initiatives and certain group financial measures;
•	Board or CEO Evaluation of Individual Performance. Each NEO has individual non-financial objectives as a component of the Short-Term Incentive Program. In determining the NEO’s performance for these objectives, the committee considers several factors including the following:
o	The impact the NEO had on developing and executing the Company’s business strategy and maximizing market share;
o	Management of the business unit’s operating performance and expenses for the fiscal year;
o	Execution against the Company’s strategic planning initiatives, and
o	Integration of acquisitions, subsidiaries or technologies to enhance operating results.

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Management, including the NEOs, develops preliminary recommendations based upon the business plan for performance goals and specific financial targets. The committee reviews management’s preliminary recommendations and establishes final goals. The committee strives to ensure that the incentive awards are consistent with the strategic goals set by the Board, that the goals are sufficiently ambitious to provide meaningful incentives and that amounts paid, assuming target levels of performance are attained, will be consistent with the overall NEO compensation philosophy established by the committee.

The Annual Incentive performance metrics in fiscal 2012 included EPS, corporate operating cash flow and revenue, group operating earnings, operating cash flow and operating revenues. The committee believes the use of these measurements provides the NEOs with an incentive that closely aligns their interests with overall Company and group performance and shareholder interests.

Each NEO’s specific objectives are weighted according to the extent to which the executive is responsible for delivering results on those objectives. The weightings assigned to the objectives for each NEO for fiscal 2012 are shown in the table below.

Weightings Assigned in Fiscal 2012 to Each Performance Objective for the NEOs

Objective	Lacy	Ceryanec	Harty	Karpowicz	Zieser
EPS	40%	40%	20%	20%	30%
Operating Cash Flow[1]	25%	15%	5%	5%	15%
Company Revenue	15%	15%			15%
Group Operating Earnings			30%	30%
Group Operating Cash Flow			10%	10%
Group Operating Revenue			15%	15%
Development Contribution – EBITDA					20%
Capital Expenditure Management		10%
Individual Strategic Objectives	20%	20%	20%	20%	20%

The committee set the following goals for fiscal 2012:

	Minimum ($)	Target ($)	Maximum ($)
EPS	2.48	2.70	2.92
Corporate Group
Operating Cash Flow	157,500,000	175,000,000	192,500,000
Company Revenue	1,355,650,000	1,427,000,000	1,498,350,000
Development Contribution – EBITDA	4,000,000	5,000,000	6,000,000
Capital Expenditure Management	36,750,000	35,000,000	33,250,000
National Media Group
Operating Earnings	136,160,000	148,000,000	159,840,000
Cash Flow	121,500,000	135,000,000	148,500,000
Revenue	872,100,000	918,000,000	963,900,000
Local Media Group
Operating Earnings	72,000,000	80,000,000	88,000,000
Cash Flow	78,750,000	87,500,000	96,250,000
Revenue	300,200,000	316,000,000	331,800,000

________________________
1 Operating cash flow for Annual Incentive target purposes is measured on a non-GAAP basis. The primary difference is that cash flow for Annual Incentives is reduced by capital expenditures.

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The committee, at its quarterly meetings, reviewed Company financial performance results, the progress of the NEOs toward meeting the quantitative goals established for the fiscal year and approved the final incentive awards for the CEO and each NEO at its August 2012 meeting. The results for fiscal 2012 were:

	Target ($)	Actual ($)	Payout Percentage
EPS	2.70	2.52	59%
Corporate
Operating Cash Flow	175,000,000	163,884,000	68%
Company Revenue	1,427,000,000	1,324,143,000	0%
Development Contribution – EBITDA	5,000,000	19,309,000	250%
Capital Expenditure Management	35,000,000	34,014,000	185%
National Media Group
Operating Earnings	148,000,000	125,624,000	0%
Cash Flow	135,000,000	99,550,000	0%
Revenue	918,000,000	854,581,000	0%
Local Media Group
Operating Earnings	80,000,000	89,480,000	250%
Cash Flow	87,500,000	100,561,000	250%
Revenue	316,000,000	316,302,000	103%

Additionally, each NEO had 20% of his Annual Incentive tied to specific individual strategic performance objectives in the general categories of strategy development and execution, operating initiatives, corporate development, and people development and succession planning. Officers can earn up to 250% of target for exceptional contributions and results. The committee reviewed the performance results for the NEOs’ established objectives and approved incentive payouts for each NEO which ranged from 138% to 219% of target.

2.	Long-Term Incentive Compensation. The committee strives to link executive compensation to performance by basing a substantial portion of compensation on long-term incentive awards. The committee has approved awards under the 2004 Plan in the form of stock options, time-based and performance-based restricted stock and RSUs and Cash LTIPs. In fiscal 2012, NEOs received their long-term incentive awards in the form of stock options, time-based restricted stock and cash under a performance-based plan.

The committee determines the appropriate balance between cash and equity compensation each year. In making that assessment, the committee considers factors such as the relative merits of cash and each form of equity award as a device for retaining and incentivizing NEOs and the practices, as reported by the committee’s independent compensation consultant, of similar companies (including peers).

The committee believes that its current program for NEO compensation, in the form of cash versus equity, provides significant alignment with shareholders while also permitting the committee to incentivize the NEOs to pursue specific short-term and long-term performance goals. In general, long-term incentive compensation ranges from 40% to 55% of the NEOs’ total target compensation, excluding retirement and other compensation.

The types of long-term incentive awards that have been granted under the 2004 Plan are as follows:

A.	Stock Options. Stock options vest on the third anniversary of the grant date and have a ten-year term. All options are granted with an exercise price equal to at least the closing price of our common stock on the date of grant. Option repricing is expressly prohibited by the terms of the 2004 Plan.
B.	Restricted Stock. Restrictions against the sale or other transfer on restricted stock awards generally lapse on either the third or fifth anniversary of the grant date as determined by the committee. Recipients receive dividends and may vote restricted shares. Time-based restricted stock was granted

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in August 2009 and required three years of continuous employment in order for the restrictions to lapse. As a result, the restrictions lapsed for active participants on August 11, 2012.
C.	RSUs. RSUs were last granted in August 2007, with performance goals based on the growth of the Company’s adjusted EPS for the three-fiscal-year period. RSUs convert to shares of common stock if the stated performance goals have been achieved. RSUs do not entitle the holders to vote the shares underlying the awards until the RSUs have vested and shares have been issued in respect of the RSUs. There are currently no outstanding grants of RSUs.

For more details on stock options, restricted stock and RSU awards, see “Grants of Plan-Based Awards” on page 23 of this Proxy Statement.

D.	Cash LTIP. The committee established a three-year Cash LTIP to further align the compensation structure for our NEOs with the goals and strategies of the organization. Each Cash LTIP runs concurrently and requires a certain level of Company performance and continued employment in order for the award to vest.
For the Fiscal 2010 Cash LTIP, awards were earned based on a series of three one-year periods with three-year-cliff vesting. Payouts earned during the three one-year performance periods were not paid until vested on June 30, 2012 (the end of the third year). Potential payouts ranged from 50% of the target award for achieving the minimum up to 150% of the target award for achieving the maximum or higher. Performance criteria and results for the July 1, 2009 through June 30, 2012 periods were:
Period	Metric	Minimum ($)	Target ($)	Maximum ($)	Results ($)	Payout (%)
FY2010	EPS	1.55	1.80	2.05	2.23	150.0
FY2011	EPS	2.48	2.70	2.92	2.84	131.8
FY2012	EPS	2.48	2.70	2.92	2.52	59.1

Based on the results for the three one-year performance periods, the NEOs earned the following amounts:

Performance Period	Lacy	Ceryanec	Harty	Karpowicz	Zieser
FY2010	$300,000	$75,000	$50,000	$110,000	$100,000
FY2011	263,600	65,900	109,848	96,653	87,867
FY2012	118,182	29,545	49,242	43,333	39,394
Total	$681,782	$170,445	$209,090	$249,986	$227,261

For the Fiscal 2011 Cash LTIP, the committee established a three-year cumulative EPS performance objective as follows:

FY2011-2013	Minimum	Target	Maximum
Cumulative EPS	$7.45	$8.28	$9.11
Payout %	50%	100%	150%

If the minimum level of cumulative EPS performance is not achieved, the awards will be canceled.

For the Fiscal 2012 Cash LTIP, the committee established a three-year cumulative cash flow performance objective as follows:

FY2012-2014	Minimum	Target	Maximum
Cumulative Cash Flow	$475,000,000	$530,000,000	$585,000,000
Payout %	50%	100%	150%

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If the minimum level of cumulative cash flow performance is not achieved, the awards will be canceled.

3.	Executive Stock Ownership Program. To further align executives’ interests with shareholders, NEOs are encouraged to own Meredith stock. An Executive Stock Ownership Program has been established by the committee to assist executives in achieving their ownership targets. Target levels for individual stock holdings are established by the committee for the participants in the program. The NEOs must attain the ownership requirements within a five-year period. Each participant is awarded restricted stock equal to 20% of his personal acquisitions of Meredith stock through grants, option exercises or purchases since the last day of the prior calendar year up to the established target. The incremental stock acquisitions must be maintained for a period of five years in order for the restrictions to lapse. The committee believes this program provides further incentives to the participants to focus on long-term Company performance and shareholder value.

The following table reflects each NEO’s ownership requirements and attainment toward those requirements within the five-year time frame:

Participant	Target Ownership (Shares)	Status
Lacy	120,000	Met
Ceryanec	50,000	On Target
Harty	50,000	Met
Karpowicz	50,000	Met
Zieser	50,000	Met

On January 28, 2012 the following participants received restricted stock awards pursuant to the Executive Stock Ownership Plan:

Participant	Shares Acquired	Restricted Shares Granted
Lacy	2,549	510
Ceryanec	888	178
Harty	6,213	1,243
Karpowicz	17,414	3,483
Zieser	13,679	2,695
4.	Perquisites. The NEOs receive various perquisites provided by or paid for by the Company. These perquisites include financial planning services, memberships in social and professional clubs, car allowances, matching contributions to 401(k) plans and premiums for life and disability insurance.

The Company provides perquisites to attract and retain executives in a competitive market. These perquisites also allow our NEOs to be effective in conducting day-to-day business by creating and maintaining important business relationships.

The committee reviews the perquisites provided to the NEOs on a regular basis to ensure that they continue to be appropriate in light of the committee’s overall goal of designing compensation programs for NEOs that maximize the interests of our shareholders.

5.	Deferred Compensation. The Deferred Compensation Plan (“DCP”) allows certain employees, including the NEOs, to defer receipt of salary and/or incentive payments. Amounts may be deferred into a cash account or as SEUs. The cash account earns interest at a rate equal to the lower of (i) the base rate charged by CitiBank, N.A. on corporate loans, which is also referred to as the “prime rate” or (ii) the Company’s Return on Shareholders’ Equity for the immediately preceding fiscal year, as further defined in the Company’s DCP. SEUs are not voted in shareholder meetings and dividends are reinvested. The Company does not match any deferred amounts.

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Participants may defer up to 100% of base salary over $250,000 and 100% of incentive payments, provided total annual compensation exceeds $250,000 after deferrals.

The DCP is not funded by the Company and participants have an unsecured contractual commitment from the Company to pay the amounts due under the DCP. Such payments are distributed from the Company’s assets when they become due.

We also provide the opportunity to defer as SEUs, awards of restricted stock when they are earned and vested and awards of RSUs when they are earned and vested, subject to Section 409A regulations. Distributions are paid in accordance with the deferral election, which offers varying deferral periods and payment in a lump sum or a series of annual installments following the end of the deferral period, subject to any legally-required waiting period.

This benefit is provided because we wish to permit employees to defer their obligation to pay taxes on certain elements of compensation they are entitled to receive. The DCP permits them to do this while also receiving interest or dividends on deferred amounts, as described above. The provision of this benefit is important as a retention and recruitment tool because many, if not all, of the companies with which we compete for executive talent provide a similar plan to their senior employees.

Compensation Consultant

The Compensation Committee has authority under its charter to engage the services of outside advisors, experts and others to assist the committee. In accordance with this authority, the committee has retained an independent executive compensation consultant, Towers Watson, to advise the committee on all matters related to executive compensation. The consultant attended three committee meetings in fiscal 2012. From time to time, the compensation consultant may, upon the specific request of the Chair of the Compensation Committee, issue engagement letters for particular projects or assignments. Towers Watson’s services to the committee will be limited to those matters on which Towers Watson has specifically been engaged and may include executive compensation trends, equity grant philosophies and practices, tally sheet design and specific position competitive data.

Towers Watson reports directly to the Compensation Committee for executive compensation services and the Compensation Committee has the authority to terminate Towers Watson with respect to such services. Services performed by Towers Watson for executive compensation consulting were under the direction and approval of the Compensation Committee. In fiscal 2012, Towers Watson was paid $71,782 for executive compensation consulting services and $209,881 for actuarial services, for a total of $281,663. The Compensation Committee has considered Towers Watson’s independence based on the five factors in the Dodd-Frank legislation and the SEC proposed rules on compensation advisors and believes Towers Watson continues to provide objective, independent advice and recommendations.

Treatment of Special Items

In determining performance goals and evaluating performance results, the committee may use its discretion and judgment to ensure that management’s rewards for business performance are commensurate with their contributions to that performance while still holding management accountable for the overall results of the business to the extent permitted by governing law. The committee believes that the metrics for incentive compensation plans should be specific and objective, yet recognizes that interpretation of the application of pre-established metrics to results may be necessary from time to time for certain special items, such as changes in applicable accounting rules pursuant to accounting principles generally accepted in the United States of America (“GAAP”), changes in tax laws or applicable tax rates, acquisitions and divestitures and special investments or expenditures in the Company’s operations. The committee did not exercise its discretion in setting management’s awards for fiscal 2012.

Tax Deductibility of Compensation – Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to each of its NEOs. The

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Company generally intends to comply with the requirements for full deductibility. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. Annual and long-term non-equity incentive compensation, performance-based restricted stock and stock option awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the committee reserves the right to provide for compensation to the NEOs that may not be deductible, if it is determined to be in the best interests of the Company and its shareholders.

Practices Regarding the Grant of Options

The committee has generally followed a practice of making option grants to its executive officers at its regular quarterly meeting in August. The August meeting date historically has occurred within four weeks of the issuance of the release reporting earnings for the previous fiscal year. The committee believes it is appropriate that annual awards be made at a time when material information regarding performance for the preceding year has been disclosed. Grants may be made at other times during the year in connection with promotions or as a tool to attract talent. We do not have any program, plan or practice to time annual option grants to our executives, directors or other employees in coordination with the release of material non-public information.

All option awards made to our non-employee directors, NEOs or any other employee in fiscal 2012 were made in accordance with the 2004 Plan. All options are granted with an exercise price equal to at least the fair market value of our common stock on the date of grant. Fair market value has been defined by the Compensation Committee to be the closing market price of our common stock on the date of grant. We do not have any program, plan or practice of awarding options with an exercise price other than the closing market price on the date of grant.

Post-Termination Compensation

1.	Severance Agreements. We have entered into a Severance Agreement with each of the NEOs. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated “Without Cause” or leaving employment for “Good Reason,” as these terms are defined in the Severance Agreement. Additional information regarding the Severance Agreement, including a definition of key terms and quantification of benefits that would have been received by our NEOs had termination occurred on June 30, 2012 is found under the heading, “Payment Obligations upon Termination Due to Change in Control” on page 34 of this Proxy Statement.

The committee believes that these Severance Agreements are an important part of overall compensation for our NEOs and that these agreements help secure the continued employment and dedication of our NEOs, notwithstanding any concern they might have regarding their own continued employment prior to or following a Change in Control. The committee also believes that these agreements are important as a recruitment and retention device, given the competitive market for executive talent.

2.	Retirement Income Plan, Replacement Plan and Supplemental Plan. We maintain separate qualified defined benefit plans for our union and non-union employees, as well as two nonqualified supplemental pension plans covering certain non-union employees. The NEOs are covered under the non-union plan (Retirement Income Plan), the Replacement Plan and the Supplemental Plan. The amount of annual earnings that may be considered in calculating benefits under the Retirement Income Plan is limited by law. For 2012, the annual limitation is $250,000. The Replacement Plan is an unfunded plan that provides an amount substantially equal to the difference between the amount that would have been payable under the Retirement Income Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the Retirement Income Plan.

The Supplemental Plan is an unfunded nonqualified plan. The purpose of the Supplemental Plan is to provide for NEOs the excess, if any, of the benefits they would have become entitled to under our prior defined benefit plan if it had continued in effect after August 31, 1989.

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The committee believes that the Retirement Income Plan, Replacement Plan and Supplemental Plan serve a critically important role in the retention of our senior executives, as benefits thereunder increase each year that these executives remain with the Company. The plans thereby encourage our most senior executives to continue their work on behalf of the Company and our shareholders.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Meredith Corporation, have reviewed and discussed the Compensation Discussion and Analysis set forth above with management of the Company and, based upon such review and discussion, have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012.

COMPENSATION COMMITTEE
Frederick B. Henry, Chair
D. Mell Meredith Frazier
Philip A. Marineau
Elizabeth E. Tallett

NAMED EXECUTIVE OFFICER COMPENSATION

During fiscal 2012 Messrs. Lacy, Ceryanec, Harty, Karpowicz and Zieser were employed pursuant to agreements with the Company. A more complete description of those agreements begins on page 28 of this Proxy Statement. The salary for each of the NEOs is set according to the terms of such employment agreement or at the discretion of the Compensation Committee.

Each NEO is entitled to participate in all employee benefit plans maintained by the Company, including the 2004 Plan. In addition, customary perquisites are provided to each of the NEOs.

Many elements affect the change in the pension value from year to year, including age, years of service, pay increase, annuity conversion rate change and/or discount rate change. Specifically, the change in the assumed annuity conversion rate may produce unexpected changes from year to year. The annuity conversion rate decreased significantly from last year which caused pension values to increase.

Summary Compensation Table for Fiscal Year 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Stephen M. Lacy	2012	950,000	0	834,487	567,042	896,672	2,602,433	36,264	5,886,898
Chairman and CEO	2011	950,000	0	872,350	827,045	2,083,436	1,271,077	39,338	6,043,246
	2010	925,000	0	915,200	1,326,381	2,398,697	1,504,532	44,891	7,114,701
Joseph H. Ceryanec	2012	525,000	0	222,989	156,271	378,023	351,047	28,025	1,661,356
Chief Financial Officer and	2011	525,000	0	234,865	223,302	728,917	221,394	37,893	1,971,371
Treasurer	2010	450,000	50,000	232,022	448,443	707,797	50,494	203,549	2,142,305
Thomas H. Harty	2012	675,000	0	345,779	178,596	327,923	571,631	40,683	2,139,612
President-National Media	2011	615,385	0	794,699	248,114	646,064	524,439	36,931	2,865,632
Group
Paul A. Karpowicz	2012	680,000	0	377,364	174,131	860,182	802,573	35,243	2,929,493
President-Local Media	2011	680,000	0	335,139	256,384	1,030,494	475,152	29,893	2,807,062

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Group	2010	655,000	0	236,669	524,237	1,190,085	369,031	41,742	3,016,764
John S. Zieser	2012	625,000	0	327,175	169,666	500,796	1,184,770	30,353	2,837,760
Chief Development Officer	2011	625,000	0	356,398	248,114	956,106	315,873	37,488	2,538,979
General Counsel	2010	600,000	0	248,820	473,708	1,064,821	672,089	35,221	3,094,659

(1)	Stock awards are reported at the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on August 23, 2012.
(2)	Option awards in this column are reported at the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on August 23, 2012.
(3)	Included in this column for each NEO are the awards earned during each of the three one-year performance periods of the Fiscal 2010-2012 Cash LTIP. The awards were earned between the minimum and target level for the final performance period because the Company failed to meet the target level for EPS as established by the committee in August 2011. The earned awards for all three years vested on June 30, 2012 and were paid out after the Compensation Committee met and certified the results of the third one-year performance period. The awards earned are as follows: Year One – Lacy, $300,000; Ceryanec, $75,000; Harty, $50,000; Karpowicz, $110,000, and Zieser, $100,000; Year Two – Lacy, $263,600; Ceryanec, $65,900; Harty, $109,848; Karpowicz, $96,653, and Zieser, $87,867, and Year Three – Lacy, $118,182; Ceryanec, $29,545; Harty, $49,242; Karpowicz, $43,333, and Zieser, $39,394.
(4)	The amounts shown in this column represent the change in pension value measured from June 30, 2011 to June 30, 2012. The following assumptions were used to calculate the prior year’s present values: Measurement date – June 30, 2011; discount rate – 4.65%; interest crediting rate – 3.65%; annuity conversion rate – 4.65%; annuity conversion mortality – 2011 IRS Prescribed 417(e)(3) Unisex; retirement age – 65; compensation and benefit limits – 2011 levels; salary increases – none and pre-retirement decrements – none. The annuity conversion rate decreased significantly from last year which caused pension values to increase.
(5)	Amounts in this column for fiscal 2012 include for all NEOs: Annual auto allowance less mileage reimbursed as business expense; club membership dues; professional fees reimbursement for tax preparation and financial planning; life insurance premiums and Company contributions to the 401(k) Plan in the amount of $10,000 for each NEO.

Awards

The Grants of Plan-Based Awards table provides additional detail about the equity and non-equity awards shown in the Summary Compensation Table. The committee granted awards during fiscal 2012 as shown in the table below to each of the NEOs pursuant to the 2004 Plan. The January 28, 2012 awards of restricted stock were made subject to the Executive Stock Ownership Plan which is described in detail on page 19 of this Proxy Statement.

In addition, restricted stock, which will vest in its entirety on the third anniversary of the grant date, was awarded by the committee on August 9, 2011. The committee also granted options on August 9, 2011 to each of our NEOs. Each option granted will become exercisable in its entirety on the third anniversary of the grant date. For additional information on equity awards, please see the “Equity Compensation” section in the Compensation Discussion and Analysis.

At the beginning of fiscal 2012, the committee established potential non-equity incentive awards for each of the NEOs under the 2004 Plan. The amount of the incentive for each NEO was tied to specific financial and individual performance targets established by the committee. The incentives earned by the NEOs are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table above.

Grants of Plan-Based Awards for Fiscal Year 2012

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2)(3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($/Sh.)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Minimum ($)	Target ($)	Maximum ($)
Lacy	08/09/2011	475,000	950,000	2,375,000
	08/09/2011	375,000	750,000	1,125,000
	08/09/2011					127,000	25.58	567,042

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Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2)(3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($/Sh.)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Minimum ($)	Target ($)	Maximum ($)
Lacy (cont’d.)	08/09/2011				32,000			818,560
	01/28/2012				510			15,927
Ceryanec	08/09/2011	183,750	367,500	918,750
	08/09/2011	110,000	220,000	330,000
	08/09/2011					35,000	25.58	156,271
	08/09/2011				8,500			217,430
	01/28/2012				178			5,559
Harty	08/09/2011	236,250	472,500	1,181,250
	08/09/2011	125,000	250,000	375,000
	08/09/2011					40,000	25.58	178,596
	08/09/2011				12,000			306,960
	01/28/2012				1,243			38,819
Karpowicz	08/09/2011	255,000	510,000	1,275,000
	08/09/2011	125,000	250,000	375,000
	08/09/2011					39,000	25.58	174,131
	08/09/2011				10,500			268,590
	01/28/2012				3,483			108,774
Zieser	08/09/2011	218,750	437,500	1,093,750
	08/09/2011	120,000	240,000	360,000		38,000	25.58	169,666
	08/09/2011				9,500			243,010
	01/28/2012				2,695			84,165

(1)	The minimum, target and maximum annual non-equity incentive awards that could be earned during the year ended June 30, 2012 are shown on the first line next to each NEO’s name. The actual amounts of the awards were determined by the Compensation Committee based on the level achieved with respect to each NEO’s individual incentive plan and are reported in the Summary Compensation Table, above. Individual incentive plans may include EPS, operating cash flow, group operating cash flow or other measurements. The minimum, target and maximum 2012 Cash LTIP awards that could be earned by each NEO if certain performance levels are achieved over a three-year performance period (July 1, 2011 to June 30, 2014), are listed on the second line. The awards do not vest until June 30, 2014 and are subject to continued employment. If minimum performance levels are not achieved the awards will be canceled.
(2)	All of the August 9, 2011 grants of restricted stock shown in this column will vest in full on the third anniversary of the grant date. Dividends at the normal rate are paid on shares of restricted stock.
(3)	The January 28, 2012 grants of restricted stock shown above were awarded under the Executive Stock Ownership Plan which was designed to encourage increased Company stock holdings by executives. Target levels of individual stock holdings are established by the committee for participants in the program. Each participant receives an annual award of restricted stock equal to 20% of his or her personal acquisition of Company stock. The incremental stock holdings must be maintained for a period of five years in order for the restrictions to lapse. The shares awarded are subject to forfeiture prior to vesting which occurs on the fifth anniversary of the date of grant. Dividends at the normal rate are paid on shares of restricted stock.
(4)	Options listed in this column will vest 100% on the third anniversary of the grant date and will expire on the tenth anniversary of the grant.
(5)	The exercise price equals the NYSE closing price per share on the date of grant.
(6)	The value of restricted stock awards is based on the fair market value of the Company’s common stock on the date of grant. The estimated value of options is calculated using the Black-Scholes option valuation model. For a description of the assumptions used to calculate the amounts, see Note 12 (Common Stock and Share-Based Compensation Plans) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended June 30, 2012.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table discloses outstanding equity awards as of June 30, 2012 for each NEO.

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)(1)	Number of Securities Underlying Unexercised Options – Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Lacy	08/13/2002	60,000		39.050	08/13/2012
	08/12/2003	140,000		46.165	08/12/2013
	08/10/2004	90,000		49.970	08/10/2014
	08/09/2005	53,333		49.100	08/09/2015
	08/08/2006	106,000		46.210	08/08/2016
	08/07/2007	120,000		53.900	08/07/2017
	02/02/2008					2,025	64,679
	08/12/2008	250,000		29.230	08/12/2018
	01/31/2009					1,432	45,738
	08/11/2009		210,000	28.600	08/11/2019	32,000 *	1,022,080
	08/10/2010		100,000	32.850	08/10/2020	25,000 *	798,500
	01/30/2011					1,535	49,028
	08/09/2011		127,000	25.580	08/09/2021	32,000 *	1,022,080
	01/28/2012					510	16,289
Ceryanec	10/20/2008	50,000		19.430	10/20/2018	7,500	239,550
	08/11/2009		71,000	28.600	08/11/2019	8,000 *	255,520
	01/30/2010					104	3,322
	08/10/2010		27,000	32.850	08/10/2020	6,800 *	217,192
	01/30/2011					345	11,019
	08/09/2011		35,000	25.580	08/09/2021	8,500 *	271,490
	01/28/2012					178	5,685
Harty	08/10/2004	4,500		49.970	08/10/2014
	08/09/2005	6,000		49.100	08/09/2015
	08/08/2006	5,000		46.210	08/08/2016
	08/07/2007	10,000		53.900	08/07/2017
	08/12/2008	25,000		29.230	08/12/2018
	08/11/2009		38,100	28.600	08/11/2019	10,000 *	319,400
	08/10/2010		30,000	32.850	08/10/2020	8,000 *	255,520
	08/10/2010					15,000	479,100
	01/30/2011					1,176	37,561
	08/09/2011		40,000	25.580	08/09/2021	12,000 *	383,280
	01/28/2012					1,243	39,701
Karpowicz	02/14/2005	40,000		47.560	02/14/2015
	08/08/2006	30,000		46.210	08/08/2016
	08/07/2007	30,000		53.900	08/07/2017	25,000	798,500
	02/02/2008					88	2,811
	08/12/2008	70,000		29.230	08/12/2018
	01/31/2009					145	4,631
	08/11/2009		83,000	28.600	08/11/2019	8,000 *	255,520
	01/30/2010					254	8,113
	08/10/2010		31,000	32.850	08/10/2020	8,000 *	255,520
	01/30/2011					2,173	69,406
	08/09/2011		39,000	25.580	08/09/2021	10,500 *	335,370
	01/28/2012					3,483	111,247
Zieser	08/13/2002	25,000		39.050	08/13/2012
	08/12/2003	60,000		46.165	08/12/2013
	08/10/2004	40,000		49.970	08/10/2014

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)(1)	Number of Securities Underlying Unexercised Options – Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Zieser (cont’d.)	08/09/2005	20,000		49.100	08/09/2015
	08/08/2006	20,000		46.210	08/08/2016
	08/07/2007	20,000		53.900	08/07/2017
	08/12/2008	65,000		29.230	08/12/2018
	08/11/2009		75,000	28.600	08/11/2019	8,700 *	277,878
	08/10/2010		30,000	32.850	08/10/2020	7,500 *	239,550
	01/30/2011					3,305	105,562
	08/09/2011		38,000	25.580	08/09/2021	9,500 *	303,430
	01/28/2012					2,695	86,078
(1)	All options granted before August 12, 2003 vested ratably on the first three anniversaries of the grant date. Options granted on or after August 12, 2003 vested or will vest 100% on the third anniversary of the grant date.
(2)	The exercise price for option grants prior to July 1, 2006 is equal to the average of the high and low prices on the date of grant. The exercise price for options granted after July 1, 2006 is equal to the NYSE closing price per share on the date of grant.
(3)	Awards of restricted stock shown in this column which vested or will vest on the third anniversary of the grant date are followed by an *. All other awards in this column vested or will vest on the fifth anniversary of the grant date.
(4)	Calculated at the NYSE closing price of the Company’s common stock on June 29, 2012, the last trading day of the fiscal year ($31.94).

Option Exercises and Stock Vested in Fiscal 2012

The following table presents information on option exercises and vesting of stock for each of the NEOs during the fiscal year ended June 30, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Lacy	0	0	25,770	665,297
Ceryanec	0	0	0	0
Harty	0	0	10,000	256,500
Karpowicz	0	0	16,917	436,527
Zieser (2)	0	0	12,400	318,060

(1)	Value realized on vesting is computed by multiplying the closing price of the common stock on the date of vesting by the number of shares of restricted stock.
(2)	Mr. Zieser elected to defer the receipt of 12,400 shares upon vesting by converting the shares to SEUs to be held until August 12, 2016 or his retirement or other termination, whichever is later. The total amount deferred was $318,060. This award was reported in the Summary Compensation Table of the Proxy Statement for fiscal 2009.

Pension Benefits in Fiscal 2012

The following table shows on a plan-by-plan basis for each NEO: the number of years of credited service (rounded to the nearest whole number), the present value of the accumulated benefit and the value of any payments made during the fiscal year. The present values are generally based on the assumptions used for financial reporting purposes as of the Company’s most recent fiscal year-end measurement date. For additional information concerning those assumptions, please see Note 9 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on August 23, 2012. Exceptions include the retirement age, which is assumed to be the earliest time at which a participant may retire under the plan without any benefit reduction due to age, and pre-retirement decrements, which are ignored. The following assumptions were used to calculate the present values in the table:

Measurement date	June 30, 2012
Discount rate	3.50%

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Interest crediting rate	2.75%
Annuity conversion rate	3.50%
Annuity conversion mortality	2012 IRS Prescribed 417(e)(3) Unisex
Retirement age	65
Compensation and benefit limits	2012 levels
Salary increases	None
Pre-retirement decrements	None

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lacy	Employees’ Retirement Income Plan	15	202,901	0
	Replacement Benefit Plan	15	1,234,851	0
	Supplemental Benefit Plan	13	6,924,387	0
Ceryanec	Employees’ Retirement Income Plan	4	36,383	0
	Replacement Benefit Plan	4	90,123	0
	Supplemental Benefit Plan	3	496,429	0
Harty	Employees’ Retirement Income Plan	8	92,056	0
	Replacement Benefit Plan	8	232,476	0
	Supplemental Benefit Plan	7	950,180	0
Karpowicz	Employees’ Retirement Income Plan	7	84,752	0
	Replacement Benefit Plan	7	354,746	0
	Supplemental Benefit Plan	6	1,793,287	0
Zieser	Employees’ Retirement Income Plan	14	175,811	0
	Replacement Benefit Plan	14	636,708	0
	Supplemental Benefit Plan	12	2,605,061	0

For a more complete description of the plans and their purposes, see page 21 of this Proxy Statement.

Nonqualified Deferred Compensation in Fiscal 2012

The following table discloses contributions, earnings and balances under each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified for each of the NEOs. Each deferral listed below was in the form of SEUs. Dividends are reinvested as additional SEUs. See page 19 of this Proxy Statement for additional information concerning deferred compensation. The aggregate balance was determined by multiplying the number of SEUs held on June 29, 2012 by $31.94, the closing price of the Company’s common stock on the NYSE on that date. Distributions are paid in accordance with the deferral election, which offers varying deferral periods and payment in lump sums or a series of annual installments following the end of the deferral period. All payments are also subject to Section 409A restrictions.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Lacy	0	68,359	0	1,601,535
Ceryanec	0	0	0	0
Harty	0	0	0	0
Karpowicz	0	0	0	0
Zieser (2)	362,452	43,430	0	1,017,499
(1)	Earnings shown in this column equal the dollar value of dividends on SEUs accrued during the last fiscal year. All dividends are reinvested as additional SEUs.
(2)	Mr. Zieser elected to defer the receipt of 12,400 shares of restricted stock which vested on August 12, 2011 with a grant date value of $362,452. The value of the SEUs plus all accrued dividends will be distributed August 12, 2016 or at his retirement or other termination, whichever is later. The award was reported in the Summary Compensation Table for fiscal 2009.

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Potential Payments upon Termination

Employment and Other Agreements

The Company has entered into employment agreements with each of the NEOs as summarized below. Each of the employment agreements described below provides for periods of non-solicitation, non-compete and confidentiality following termination.

On December 30, 2008 the Company entered into amendments to each employment agreement. Those amendments conform to the requirements of Section 409A of the Tax Code and all payouts described below shall be subject to the terms of Section 409A. The amendments provide for the delay of any payment or benefit provided by the employment agreement if such amount or benefit would be subject to or incur additional tax, and further, that any such deferred payment shall be accumulated and paid in a single lump sum, together with interest compounded annually for the period of the delay, on the earliest date on which such payment can be made without incurring any additional tax.

1.	Lacy Employment Agreement. The Company entered into an agreement with Mr. Lacy effective July 1, 2006, the date he became President and CEO of the Company, and by amendment on November 4, 2009, continues in effect through June 30, 2013, subject to automatic renewal for subsequent one-year terms. The amended agreement provides that Mr. Lacy’s minimum annual base salary shall be $810,000 and may be increased at the discretion of the Compensation Committee. Mr. Lacy is a participant in the 2004 Plan or successor plans, the Meredith Employees’ Retirement Income Plan, the Meredith Replacement Benefit Plan and the Meredith Supplemental Benefit Plan. Mr. Lacy’s target Annual Incentive under the 2004 Plan will not be less than 100% of his base salary. The agreement also provides for payment to Mr. Lacy in the event his employment is terminated for various reasons as follows:
A.	If his employment were terminated because of death, his base salary would be paid to the legal representative of his estate in substantially equal installments until the end of the month of the first anniversary of his death, any Annual Incentive as determined by the Compensation Committee would be prorated to the date of death, any Cash LTIP would be paid out according to the terms of the award, all restricted stock would vest and all stock options would vest and remain exercisable for the full unexpired term of the option.
B.	In the event of termination due to “Disability,” Mr. Lacy would receive 100% of his base salary for the first 12 months following such termination or through the end of the current term. Mr. Lacy would receive his target Annual Incentive for the initial year in which the Disability occurs. In addition, any Cash LTIP would be paid out according to the terms of the award, all restricted stock would vest and all stock options would vest and remain exercisable for the full unexpired term of the option.
C.	In the event of termination “Without Cause,” or due to “Failure to Re-Elect as CEO or Director,” Mr. Lacy would be entitled to receive a lump sum payment, within the Short-Term Deferral Period as defined in the agreement, equal to sum of his base salary and target Annual Incentive through the end of the current term or 24 months, whichever is greater. Mr. Lacy would also be eligible for post-retirement welfare benefits which would commence after June 30, 2013; therefore, the value of those benefits for fiscal 2012 would be zero. In addition, any Cash LTIP would be paid out according to the terms of the award, all restricted stock would vest and all stock options would vest and remain exercisable for the full unexpired term of the option.
D.	In the event of termination for “Cause,” Mr. Lacy would receive his base salary through the date of termination and any Annual Incentive under the 2004 Plan would be prorated to the date of termination. All equity and other incentive awards subject to restriction would be forfeited.
E.	Because he is “Retirement Eligible” under the Company’s retirement policy for all employees, any voluntary resignation would be considered retirement. Mr. Lacy would receive his current base salary through the date of termination, his Annual Incentive would be prorated for the fiscal year in which the

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termination occurred and any Cash LTIP would be paid out according to the terms of the award. He would also be a participant in the retiree welfare plan. In addition, all restricted stock would vest and all stock options would vest and remain exercisable for the full unexpired term of the option.

The following table sets forth the estimated payments and benefits that would have been provided to Mr. Lacy if his employment had been terminated as of June 30, 2012 under the circumstances specified.

	For Cause ($)	Voluntary ($)	Without Cause ($)	Disability ($)	Death ($)
Payment equal to a multiple of base salary in effect at termination	N/A	N/A	1,900,000	950,000	950,000
Earned but unpaid Annual Incentive (1)	778,490	778,490	778,490	0	778,490
Payment of target Annual Incentive	N/A	N/A	1,900,000	950,000	N/A
Payment due under Cash LTIPs	N/A	1,151,782	681,782	1,151,782	1,151,782
Continued health/welfare benefits (2)(3)	N/A	N/A	32,247	N/A	N/A
Pension benefit (lump sum) (4)(5)	6,489,256	6,489,256	6,489,256	0	6,489,256
Immediate vesting of stock options (6)	N/A	1,509,120	1,509,120	1,509,120	1,509,120
Immediate vesting of restricted stock (7)	N/A	3,018,394	3,018,394	3,018,394	3,018,394
(1)	The amount due, if any, is the amount of the Annual Incentive set by the Compensation Committee at its August meeting.
(2)	Because Mr. Lacy is retirement eligible (age 55 with ten or more years of service) he would be able to participate in the retiree welfare plan.
(3)	Mr. Lacy’s employment agreement requires that the Company provide continued benefits to him and his eligible dependents in the event of termination “Without Cause” through the end of the remaining term of the agreement which would be June 30, 2013.
(4)	Mr. Lacy’s employment agreement also provides that if his employment is terminated voluntarily due to a substantial change in his position, duties or responsibilities, his retirement benefits will be accelerated as if the termination were “Without Cause.”
(5)	Disabled employees are considered active participants in all retirement plans.
(6)	Reflects the benefit of the immediate vesting of stock options.
(7)	Reflects the benefit of the immediate vesting of restricted stock and performance-based restricted stock under the terms of the award agreements.
2.	Ceryanec Employment Agreement. The Company entered into an agreement with Mr. Ceryanec which became effective October 20, 2008, the date he became Chief Financial Officer of the Company. The agreement, as amended on December 30, 2008, provides that any increases in annual base salary after July 1, 2009 or changes in target Annual Incentive will be determined by the Compensation Committee. The employment agreement also provided a one-time signing bonus of $100,000, one-half to be paid within 30 days of signing and one-half to be paid within 30 days after Mr. Ceryanec moved his permanent residence to a location within the Des Moines metropolitan area. The agreement also provided for the reimbursement of certain relocation expenses. Mr. Ceryanec is a participant in the 2004 Plan or successor plans, the Meredith Employees’ Retirement Income Plan, the Meredith Replacement Benefit Plan and the Meredith Supplemental Benefit Plan. Beginning with fiscal 2011, Mr. Ceryanec’s target Annual Incentive was set at 70% of base salary. The agreement also provides for payment to Mr. Ceryanec in the event his employment is terminated for various reasons as follows:
A.	If his employment were terminated because of death, his base salary would be paid through the last day of the month in which his death occurred, any Annual Incentive earned under the 2004 Plan would be prorated for the fiscal year, any Cash LTIP would be paid out according to the terms of the award, all restricted stock would vest and all stock options would vest and remain exercisable for the full unexpired term of the option.
B.	In the event of termination due to “Disability,” base salary would be paid through the last day of the month in which written notice of termination was given, any Annual Incentive earned under the 2004 Plan would be prorated to the date of termination and any Cash LTIP would be paid out according to
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the terms of the award. In addition, all restricted stock would vest and all stock options would vest and remain exercisable for the full unexpired term of the option.
C.	In the event of termination “Without Cause,” Mr. Ceryanec would receive his base salary for a period of 12 months following the date of termination, any Annual Incentive earned under the 2004 Plan would be prorated and any Cash LTIP would be paid out according to the terms of the award.
D.	In the event of voluntary termination or termination for “Cause,” Mr. Ceryanec would receive only his base salary through the date of termination. All equity and other incentive awards subject to restriction would be forfeited.

The following table sets forth the estimated payments and benefits that would have been provided to Mr. Ceryanec if his employment had been terminated as of June 30, 2012 under the circumstances specified.

	For Cause ($)	Voluntary ($)	Without Cause ($)	Disability ($)	Death ($)
Payment equal to a multiple of base salary in effect at termination	N/A	N/A	525,000	N/A	N/A
Earned but unpaid Annual Incentive (1)	N/A	N/A	348,478	348,478	348,478
Payment due under Cash LTIPs	N/A	N/A	170,446	349,019	349,019
Pension benefit (lump sum) (2)	40,234	40,234	40,234	0	40,234
Immediate vesting of stock options (3)	N/A	N/A	N/A	459,740	459,740
Immediate vesting of restricted stock (4)	N/A	N/A	N/A	1,003,778	1,003,778
(1)	The amount due, if any, is the amount of the Annual Incentive set by the Compensation Committee at its August meeting.
(2)	Disabled employees are considered active participants in all retirement plans.
(3)	Reflects the benefit of the immediate vesting of all outstanding stock options.
(4)	Reflects the benefit of the immediate vesting of restricted stock.
3.	Harty Employment Agreement. The Company entered into an employment agreement with Mr. Harty effective August 2, 2010 for an initial term ending June 30, 2013 with automatic renewal for subsequent one-year terms unless written notice is given by either party. The agreement provides for a minimum annual base salary of $650,000 and target Annual Incentive of 60% of base salary which may be increased at the discretion of the Compensation Committee. The committee chose to increase his base salary to $675,000 and increase his target Annual Incentive to 70% of annual base salary effective July 1, 2011. Mr. Harty is also a participant in the 2004 Plan, the Meredith Employees’ Retirement Income Plan, the Meredith Replacement Benefit Plan and the Meredith Supplemental Benefit Plan. The agreement provides for payment to Mr. Harty in the event his employment was terminated for various reasons as follows:
A.	In the case of termination due to death, his base salary would be paid through the date of death, and any Annual Incentive earned under the 2004 Plan would be prorated to the date of death. In addition, all awards of restricted stock would vest and all stock options would vest and remain exercisable for their full unexpired term.
B.	In the event of termination due to “Disability,” Mr. Harty would receive his base salary through the date of Disability. Under the terms of the Company’s Long-Term Disability Plan, he would receive $15,000 per month until he reaches retirement age, up to a maximum payout of $865,000. In addition, all restricted stock awards would vest and all stock options would vest and remain exercisable for the full unexpired term of the option. All awards under incentive plans would be handled in accordance with the terms of the relevant plan and agreements.
C.	In the event of termination “Without Cause,” Mr. Harty, in return for a full release of all employment-related claims, would receive his base salary through the date on which notice is given, plus separation
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payments equal to his base salary for a period of 18 months following the date of such notice. He would also receive a lump sum payment equal to his target Annual Incentive, prorated to the date on which notice is given, and, if such termination Without Cause occurred prior to August 10, 2015, the 15,000 shares of restricted stock awarded on August 10, 2010 would continue to vest on schedule. If Mr. Harty fails to execute the release described above, he would receive only his base salary through the date of notice of termination.

Mr. Harty’s employment agreement also provides that if any person other than Harty is appointed as the Chief Operating Officer or President of Meredith Corporation during the term, he will remain in his current position throughout the remainder of the term. Should Harty then decide to voluntarily terminate from Meredith, he will be released from the non-compete and confidentiality covenants of his agreement; however, if Meredith chooses to enforce those covenants, the departure shall be treated as a termination Without Cause as described above.

D.	In the event of termination for “Cause,” Mr. Harty would receive his base salary only through the date of termination. All equity or incentive awards subject to restriction would be forfeited.

The following table sets forth the estimated payments and benefits that would have been provided to Mr. Harty if his employment had been terminated as of June 30, 2012 under the circumstances specified.

	For Cause ($)	Voluntary ($)	Without Cause ($)	Disability ($)	Death ($)
Payment equal to a multiple of base salary in effect at termination	N/A	N/A	1,012,500	N/A	N/A
Earned but unpaid Annual Incentive(2)	N/A	N/A	N/A	278,681	278,681
Payment of target Annual Incentive	N/A	N/A	472,500	N/A	N/A
Payment due under Cash LTIPs	N/A	N/A	209,075	426,243	426,243
Pension benefit (lump sum) (3)	103,041	103,041	103,041	0	103,041
Immediate vesting of stock options (4)	N/A	N/A	N/A	381,654	381,654
Immediate vesting of restricted stock (5)	N/A	N/A	N/A	1,514,563	1,514,563
(1)	The payments in this column are to be paid in return for a signed full release of all employment-related claims. Mr. Harty’s employment agreement also provides that if his employment is terminated prior to June 30, 2013 due to a substantial change in his position, duties or responsibilities, such termination shall be deemed to be a termination “Without Cause.”
(2)	The amount due, if any, is the amount of the Annual Incentive set by the Compensation Committee at its August meeting.
(3)	Disabled employees are considered active participants in all retirement plans.
(4)	Reflects the benefit of the immediate vesting of all outstanding stock options.
(5)	Reflects the benefit of the immediate vesting of restricted stock under the terms of the award agreements.
4.	Karpowicz Employment Agreement. On February 14, 2005 the Company entered into an employment agreement with Mr. Karpowicz which was amended on December 30, 2008. The Compensation Committee set his base salary for fiscal 2012 at $680,000 with a target Annual Incentive of 75% of base salary. Mr. Karpowicz is eligible to participate in the 2004 Plan or successor plans, the Meredith Employees’ Retirement Income Plan, the Meredith Replacement Benefit Plan and the Meredith Supplemental Benefit Plan. The agreement provides for payment to Mr. Karpowicz in the event his employment was terminated for various reasons as follows:
A.	In the event of termination due to death or “Disability,” Mr. Karpowicz or his estate would receive his base salary through the last day of the month in which such termination occurs plus any Annual Incentive earned under the 2004 Plan prorated to the date of termination. In addition, any Cash LTIP would be paid out according to the terms of the award, all restricted stock would vest and all stock options would vest and remain exercisable for the full unexpired term of the option.
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B.	In the event of termination for “Cause” or voluntary termination, Mr. Karpowicz would receive only his base salary through the date of termination. All equity and incentive awards subject to restriction would be forfeited.
C.	In the event of termination “Without Cause,” Mr. Karpowicz would be entitled to receive his base salary for a period of 12 months following the date of termination plus a proportionate share of any 2004 Plan Annual Incentive. In addition, any Cash LTIP and other equity awards would be paid out according to the terms of the awards.

The following table sets forth the estimated payments and benefits that would have been provided to Mr. Karpowicz if his employment had been terminated as of June 30, 2012 under the circumstances specified.

	For Cause ($)	Voluntary ($)	Without Cause ($)	Disability ($)	Death ($)
Payment equal to a multiple of base salary in effect at termination	N/A	N/A	680,000	N/A	N/A
Earned but unpaid Annual Incentive (1)	N/A	N/A	816,849	816,849	816,849
Payment due under Cash LTIPs	N/A	N/A	249,988	467,156	467,156
Pension benefit (lump sum) (2)	1,763,980	1,763,980	1,763,980	0	1,763,980
Immediate vesting of stock options (3)	N/A	N/A	N/A	525,260	525,260
Immediate vesting of restricted stock (4)	N/A	N/A	N/A	1,841,117	1,841,117
(1)	The amount due, if any, is the amount of the Annual Incentive set by the Compensation Committee at its August meeting.
(2)	Disabled employees are considered active participants in all retirement plans.
(3)	Reflects the benefit of the immediate vesting of all outstanding stock options.
(4)	Reflects the benefit of the immediate vesting of restricted stock under the terms of the award agreements.
5.	Zieser Employment Agreement. The Company entered into an agreement with Mr. Zieser which became effective August 12, 2008 and continues in effect through June 30, 2013. The term of employment automatically renews for subsequent one-year terms unless written notice is given by either party. The agreement, as amended on December 30, 2008, provides for a minimum annual base salary of $600,000 with any increase in base salary to be determined by the Compensation Committee. Mr. Zieser is a participant in the 2004 Plan or successor plans, the Meredith Employees’ Retirement Income Plan, the Meredith Replacement Benefit Plan and the Meredith Supplemental Benefit Plan. Mr. Zieser’s target Annual Incentive under the 2004 Plan will be no less than 70% of his base salary. The agreement also provides for payment to Mr. Zieser in the event his employment is terminated for various reasons as follows:
A.	If his employment were terminated because of death, any Cash LTIP would be paid out according to the terms of the award, all restricted stock would vest and all stock options would vest and remain exercisable for the full unexpired term of the option, his base salary would be paid in equal installments until the end of the month of the first anniversary of his death and any Annual Incentive earned under the 2004 Plan, as determined by the Compensation Committee at its meeting following the end of the fiscal year, would be prorated to the date of death.
B.	In the event of termination due to “Disability,” Mr. Zieser would receive his base salary at the lesser of 100% for 12 months or to the end of the current term and his target Annual Incentive for the fiscal year in which the Disability occurred. In addition, any Cash LTIP award would be paid out according to the terms of the award, all restricted stock would vest and all stock options would vest and remain exercisable for the full unexpired term of the option.
C.	In the event of termination “Without Cause,” Mr. Zieser would be entitled to receive a lump sum payment within the Short-Term Deferral Period as defined in the agreement, equal to sum of his base
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salary and target Annual Incentive through the end of the current term or 18 months, whichever is greater. In addition, all restricted stock would vest and all stock options would vest and remain exercisable for the full unexpired term of the option.
D.	In the event of voluntary termination or termination for “Cause,” Mr. Zieser would receive only his base salary through the date of termination. Any earned but unpaid Annual Incentive would be forfeited as would all other incentive or equity awards subject to restriction.

The following table sets forth the estimated payments and benefits that would have been provided to Mr. Zieser if his employment had been terminated as of June 30, 2012 under the circumstances specified.

	For Cause ($)	Voluntary ($)	Without Cause ($)	Disability ($)	Death ($)
Payment equal to a multiple of base salary in effect at termination	N/A	N/A	937,500	625,000	625,000
Earned but unpaid Annual Incentive (1)	N/A	N/A	461,402	N/A	461,402
Payment of target Annual Incentive	N/A	N/A	656,250	437,500	N/A
Payment due under Cash LTIPs	N/A	N/A	227,260	426,340	426,340
Continued health/welfare benefits (2)	N/A	N/A	25,100	N/A	N/A
Pension benefit (lump sum) (3)(4)	191,960	191,960	2,312,368	0	191,960
Immediate vesting of stock options (5)	N/A	N/A	492,180	492,180	492,180
Immediate vesting of restricted stock (6)	N/A	N/A	1,012,498	1,012,498	1,012,498
(1)	The amount due, if any, is the amount of the Annual Incentive set by the Compensation Committee at its August meeting.
(2)	In the event of termination “Without Cause,” the benefits would be continued through the end of the current term. Mr. Zieser’s employment agreement also provides that if his employment is terminated prior to June 30, 2013 due to a substantial change in his position, duties or responsibilities, such termination shall be deemed to be a termination “Without Cause.”
(3)	In the event of termination “Without Cause,” Mr. Zieser shall be presumed to have met eligibility requirements specified in Section 2.4 of the Meredith Replacement Benefit Plan and the Meredith Supplemental Benefit Plan or any successor plans and shall be entitled to the amounts that have accrued under such plans through the date of termination.
(4)	Disabled employees are considered active participants in all retirement plans.
(5)	Reflects the benefit of the immediate vesting of all outstanding stock options.
(6)	Reflects the benefit of the immediate vesting of restricted stock under the terms of the award agreements.

Change in Control

The Company has entered into Amended and Restated Severance Agreements (“Agreements”) with each of the NEOs. The Agreements provide for a double trigger, namely a Change in Control of the Company and the termination of the officer within two years of such a Change in Control. The Agreements provide for payments and other benefits if the executive is terminated within two years of a Change in Control of the Company for any reason other than disability, mandatory retirement, “Cause” or voluntary termination other than for “Good Reason.” “Good Reason” includes an adverse substantial change in position, duties, responsibilities or status; a reduction in base salary; elimination of any benefit or incentive plan; relocation to a place more than 25 miles distant and other terms as more fully described in the Agreements. If an executive’s employment is terminated prior to the date a Change in Control occurs, and if there is a reasonable basis that such termination (1) was at the request of a third party that has taken steps reasonably calculated to effect a Change in Control of the Company or (2) otherwise arose in connection with or anticipation of a Change in Control, then such termination shall be treated as a termination following a Change in Control of the Company. A Change in Control as defined in the Agreements is summarized briefly as follows:

1.	The acquisition by any person or entity of the beneficial ownership of more than 20% of either (a) the then outstanding common stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company;
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2.	The directors who were incumbent at the time of the execution of the Agreement or their successors cease to constitute at least a majority of the Board (not including any director whose nomination or election occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board);
3.	The consummation of certain types of transactions including mergers and the sale of all, or substantially all, of the Company’s assets, or
4.	Approval by the shareholders of a complete liquidation or dissolution of the Company.

Immediately upon a Change in Control of the Company, all outstanding stock options and stock appreciation rights shall become exercisable, all restrictions on restricted stock and RSUs shall lapse and all performance awards shall be paid or delivered as if the performance goals had been fully achieved. The benefit of the immediate vesting of the stock options and restricted stock and payments under performance awards would have been as follows had a Change in Control occurred on June 30, 2012.

Type of Award	Lacy ($)	Ceryanec ($)	Harty ($)	Karpowicz ($)	Zieser ($)
Restricted Stock	3,018,394	1,003,778	1,514,563	1,841,117	1,012,498
Options	1,509,120	459,740	381,654	525,260	492,180
Cash LTIPs	2,931,782	800,448	959,077	999,991	924,761

Payment Obligations upon Termination Due to Change in Control

The following table sets forth the payment obligations under the Agreements if the NEO’s employment is terminated as described above in advance of or within two years of a Change in Control of the Company. The tables assume that the termination took place on June 30, 2012.

Obligation
NEO’s annual base salary times three (based upon the highest annual rate of salary earned during the preceding 12-month period) (1)
Annual Bonus times three (higher of the target incentive for the year in which the date of termination occurs or the highest annual incentive compensation paid in respect of the three fiscal years immediately prior to the year in which the Change in Control occurred) (1)
Any earned and due Annual Incentive payments (1)
Prorated Annual Bonus through the date of termination (1)
Immediate vesting and payout of awards under any Cash LTIP (1)
Accrued vacation pay (1)
Any compensation previously deferred (with accrued interest or earnings) (1)
Retirement benefits (plus three years from the date of termination) (1)(2)
Annual matching contribution under the tax-qualified defined contribution plan times three, for each plan (1)
Continuation of medical, dental and life insurance for three years after the date of termination (3)
Continuation of short-term and long-term disability for three years after the date of termination (3)
Continuation of all programs and perquisites for three years after the date of termination (3)
Gross-up payment for tax liabilities (4)
Immediate vesting of equity awards under stock plans
(1)	These amounts are to be paid as a lump sum within five days of the date of termination out of the Company’s (or its successor’s) assets.
(2)	The retirement benefit is to be calculated as though the NEO is fully vested and has attained 36 additional months of age under the plans (but not to reduce the NEO’s life expectancy).
(3)	The benefits are to be continued for three years from the date of termination at the level in effect immediately prior to the Change in Control or the level in effect at the date of termination, whichever is most favorable to the NEO.
(4)	The Company may pay directly to the IRS or other taxing authority, for the benefit of the NEO.
1.	Base Salary. The Agreements provide for the lump sum payment of three times the NEO’s annual base salary. The following table sets forth the amount of such payments to each NEO.
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Lacy	Ceryanec	Harty	Karpowicz	Zieser
$2,850,000	$1,575,000	$2,025,000	$2,040,000	$1,875,000
2.	Annual Bonus. The Agreements provide for the lump sum payment of three times the Annual Bonus, as defined in the Agreements. The following table shows the amount of such payments to each NEO.

Lacy	Ceryanec	Harty	Karpowicz	Zieser
$6,296,091	$1,989,051	$1,608,648	$3,240,255	$2,894,463
3.	Earned but Unpaid Annual Incentive. The Agreements provide for the lump sum payment of any previously earned and due annual incentive payments as defined in the Agreements. The following table shows the amount of such payments to each NEO.

Lacy	Ceryanec	Harty	Karpowicz	Zieser
$778,490	$348,478	$278,681	$816,849	$461,402
4.	Prorated Annual Bonus. The Agreements provide for the lump sum payment of the Annual Bonus as defined in the Agreements pro rata to the date of termination. If termination due to Change in Control had occurred on June 30, 2012 there would be no prorated Annual Bonus.
5.	Retiree Welfare Benefits. The Agreements provide for an additional three years of age and service to be added to each NEO’s post-retirement welfare benefits (including medical, dental and life). Mr. Lacy currently meets the requirements to retire and participate in the retiree welfare plan. With the additional three years, Mr. Karpowicz and Mr. Zieser would also meet the age and service requirements to retire and participate in the retiree welfare plan. None of the other NEOs would meet the eligibility requirements. The terms of the Agreements provide that active welfare benefits would continue for three years and retiree welfare benefits would not commence until the three-year period is over. Therefore, the value of the retiree welfare benefits provided from July 1, 2012 through June 30, 2013 is zero.
6.	Pension Benefits. The Agreements provide for an additional three years of age and service to be added (without affecting the life expectancy) in calculating each NEO’s pension benefit in the event of a Change in Control. The following table shows the amount of such payments to each NEO.

Lacy	Ceryanec	Harty	Karpowicz	Zieser
$12,312,702	$1,080,727	$1,751,886	$4,216,976	$4,395,720
7.	Continuation of Benefits and Perquisites. The Agreements provide that the NEO and his eligible dependents shall continue, to the extent permitted by law, to be covered by all NEO services, programs, perquisites and insurance plans or programs in effect in which the NEO participated immediately prior to the time of the Change in Control, for a period of 36 months after the NEO’s date of termination. The following table shows the cost to the Company for each of the NEOs for each of the benefits and perquisites.
Perquisite/Benefit	Lacy ($)	Ceryanec ($)	Harty ($)	Karpowicz ($)	Zieser ($)
Matching contribution to tax-qualified defined contribution plan	30,000	30,000	30,000	30,000	30,000
Continuation of medical and dental insurance for 36 months	44,531	34,295	61,716	32,570	50,522
Continuation of group and NEO supplemental life insurance for 36 months	20,858	11,011	931	3,296	6,367
Continuation of short-term, long-term and NEO long-term disability for 36 months	30,352	12,979	10,097	23,174	17,546
Continuation of professional fees reimbursement for 36 months (calculated at maximum)	29,780	29,780	29,780	29,780	29,780
Continuation of club dues and auto allowance for 36 months	53,475	50,556	73,385	54,474	54,351
8.	Gross-up Payments. The Agreements provide that the Company will provide to the NEO a “Gross-up” payment to cover any excise taxes incurred under Section 4999 of the Tax Code, including all other
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income-related taxes. Under those circumstances, each NEO would be entitled to receive the following amounts.
Lacy	Ceryanec	Harty	Karpowicz	Zieser
$8,613,783	$2,620,295	$3,126,365	$4,408,011	$3,821,437
9.	Immediate Vesting of All Restricted Stock, Stock Options and Performance-Based Awards. Upon termination due to a Change in Control, all restricted stock and stock options shall vest immediately and all performance awards shall be paid or delivered as if the performance goals had been fully achieved. The benefit of the immediate vesting of the stock options and restricted stock and payments under performance awards would have been as follows as of June 30, 2012.
Award	Lacy ($)	Ceryanec ($)	Harty ($)	Karpowicz ($)	Zieser ($)
Restricted Stock	3,018,394	1,003,778	1,514,563	1,841,117	1,012,498
Options	1,509,120	459,740	381,654	525,260	492,180
Cash LTIPs	2,931,782	800,448	959,077	999,991	924,761

Execution of a release of claims is not a prerequisite to the receipt of payments under the Agreements. The Agreements do not include non-compete, nonsolicit, nondisparagement or confidentiality provisions. The NEOs are under no obligation to seek other employment nor shall any compensation earned by the NEOs reduce the amount of any payment provided for under the Agreements.

COMPONENTS OF DIRECTOR COMPENSATION

Employee directors receive no additional compensation for board service. For calendar 2012, the annual board retainer for non-employee directors was $75,000 with an additional committee member retainer of $10,000. The additional committee chair retainer was set at $20,000 for all committees as of April 1, 2012. Previously, the committee chair retainer had been set at $20,000 for the Audit and Compensation Committees and at $15,000 for the Finance and Nominating/Governance Committees. Non-employee directors may elect to convert all or half of the annual board retainer, including any additional committee retainers, into restricted stock or SEUs as follows: 105% of the retainer may be received as restricted stock or as SEUs or 50% of the retainer may be received in cash and 52.5% of the retainer received as restricted stock or SEUs. Restricted stock pays dividends and vests one-third each year on the first three anniversaries of the grant date or upon the director’s retirement from the Board. SEUs are fully vested but are paid out as common stock on a one-for-one basis only upon the director’s resignation or retirement from the Board. Dividends on SEUs are reinvested.

Each year, on the date of the Annual Meeting of Shareholders, each non-employee director receives an equity grant with a fair market value of $100,000, half in restricted stock and half in nonqualified stock options. One-third of the number of shares of stock and options granted vests each year on the first three anniversaries of the grant date. Options have an exercise price equal to the closing price on the date of the grant and expire on the tenth anniversary of the grant date.

Upon election to the Board, each new non-employee director may choose to receive a grant of 1,200 shares of restricted stock which vests one-third each year on the first three anniversaries of the date of the grant or a grant of 1,200 SEUs which, although fully vested, are paid out as common stock on a one-for-one basis only upon the director’s resignation, retirement or other termination of service on the Board.

For calendar 2012, three of seven non-employee directors elected to receive all or 50% of their retainer in the form of restricted stock or SEUs. Fees paid in equity are awarded on the date of the Annual Meeting. Cash retainers are paid in advance in quarterly installments. The Company also reimburses directors for out-of-pocket expenses related to attendance at Board and committee meetings. The compensation paid to each non-employee director during fiscal 2012 is shown in the table below.

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Director Compensation for Fiscal 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)(4)(6)	Option Awards ($)(2)(3)(6)	Total ($)
Coleman	71,250	99,908	49,716	220,874
Craigie (4)	47,500	99,908	49,716	197,124
Drewes	47,500	0	0	47,500
Frazier	101,250	50,020	49,716	200,986
Henry	105,000	50,020	49,716	204,736
Johnson (4)(5)	1,250	155,025	49,716	205,991
Marineau	105,000	50,020	49,716	204,736
Tallett (4)	71,250	50,020	49,716	170,986
(1)	Stock awards (including SEUs) are reported at the aggregate grant date fair value in accordance with FASB ASC Topic 718.
(2)	Option awards are reported at the aggregate grant date fair value in accordance with FASB ASC Topic 718.
(3)	All non-employee directors received a grant of restricted stock with a value of $50,020 (1,884 shares) and options with a grant date fair value of $49,716 (10,845 options) on the date of the Annual Meeting of Shareholders, November 9, 2011. The closing price of the common stock on November 9, 2011 was $26.55.
(4)	Included in this column: Dr. Coleman received 52.5% of her annual retainer in the form of restricted stock with a grant date fair value of $49,888, Mr. Craigie received 52.5% of his annual retainer in the form of SEUs with a grant date fair value of $49,888 and Mr. Johnson received 105% of his annual retainer in the form of SEUs with a grant date fair value of $105,005.
(5)	The amount shown in the column “Fees Earned or Paid in Cash” for Mr. Johnson is equal to the April 1, 2012 increase in the committee chair retainer paid in cash for one quarter.
(6)	As of June 30, 2012 each director held outstanding equity awards as shown in the table below.

Name	Options	Restricted Stock	SEUs
Coleman	58,845	4,741	8,380.03
Craigie	40,845	2,862	9,786.05
Frazier	58,845	2,862	0
Henry	54,845	2,862	1,842.81
Johnson	64,845	2,862	28,637.69
Marineau	64,845	2,862	4,518.22
Tallett	28,845	2,862	2,961.95

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under regulations of the SEC, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, in some cases the same securities are listed opposite more than one name in the table. The total number of the Company’s shares listed in the table (excluding stock options that are presently exercisable or will become exercisable prior to October 30, 2012) after elimination of such duplication is 15,412,304 shares of common stock (approximately 43% of the outstanding common stock) and 8,280,565 shares of class B common stock (approximately 95% of the outstanding class B common stock).

Set forth below is information as of August 31, 2012 concerning security ownership by each person who is known to management to be the beneficial owner of more than 5% of any class of the Company’s voting securities, by each director and nominee for director, by each NEO and by the Company’s directors and executive officers as a group.

		Common Stock Owned			Class B Common Stock Owned (1)
	Name	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class (2)	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class
a.	Beneficial owners of more than 5%
	Katherine C. Meredith (3) c/o Chris Sidwell 1716 Locust Street Des Moines, IA 50309-3023	13,202	92,412	10.92	3,523,765	276,072	43.64
	E. T. Meredith, IV (3) c/o Chris Sidwell 1716 Locust Street Des Moines, IA 50309-3023	0	92,412	7.21	1,612,633	876,072	28.58

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		Common Stock Owned			Class B Common Stock Owned (1)
	Name	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class (2)	Sole Voting or Investment Power	Shared Voting or Investment Power	% of Class
	D. Mell Meredith Frazier, Director (3)(4)(5) 1716 Locust Street Des Moines, IA 50309-3023	47,841	92,412	7.13	1,533,954	876,072	27.68
	Anna K. Meredith Endowment Trust (6) 665 Locust Street Des Moines, IA 50304	0	0	1.68	0	600,000	6.89
	Allianz Global Investors Capital LLC (7) 600 West Broadway, Suite 2900 San Diego, CA 92101, and NFJ Investment Group, LLC 2100 Ross Avenue, Suite 700 Dallas, TX 75201	3,033,953	0	8.40	0	0	0
	Royce & Associates, LLC (8) 745 Fifth Avenue New York, NY 10151	2,723,632	0	7.53	0	0	0
	BlackRock, Inc. (9) 40 East 52nd Street New York, NY 10022	2,581,458	0	7.13	0	0	0
	T. Rowe Price Associates, Inc., T. Rowe Price Mid-Cap Value Fund, Inc. (10) 100 E. Pratt Street Baltimore, MD 21202	2,227,456	0	6.10	0	0	0
	Ariel Investments, LLC (11) 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	2,032,227	0	5.80	0	0	0
	The Vanguard Group, Inc. (12) 100 Vanguard Blvd. Malvern, PA 19355	1,964,554	0	5.42	0	0	0
b.	Directors, not listed above, including nominees and executive officers
	Donald C. Berg, Nominee	0	0	0	0	0	0
	Joseph H. Ceryanec, Chief Financial Officer and Treasurer (4)(13)(14)	169,370	0	*	0	0	0
	Mary Sue Coleman, Director (5)(15)	58,063	0	*	0	0	0
	James R. Craigie, Director (5)(15)	39,137	0	*	0	0	0
	Thomas H. Harty, President-National Media Group (13)(14)	163,020	0	*	0	0	0
	Frederick B. Henry, Director (3)(5)(15)	80,919	118,844	1.58	0	366,821	4.21
	Joel W Johnson, Director (5)(15)	88,742	0	*	0	0	0
	Paul A. Karpowicz, President-Local Media Group (13)(14)(16)	340,345	5,876	*	0	0	0
	Stephen M. Lacy, Director, Chairman and CEO (4)(13)(16)(17)	1,145,881	2,600	3.21	0	0	0
	Philip A. Marineau, Director (3)(5)(15)	59,596	0	*	0	0	0
	Elizabeth E. Tallett, Director (5)(15)	20,813	0	*	0	0	0
	John S. Zieser, Chief Development Officer, General Counsel (4)(13)(14)(16)(17)	386,340	1,856	1.09	0	0	0
c.	All directors and executive officers as a group (3)(4)(5)(13)(14)(15)(16)(17)(18) [13 persons]	2,600,067	221,588	13.01	1,533,954	1,242,893	31.89

*Less than 1%

(1)	Class B common stock is not transferable except to members of the family of the holder and certain other related entities. However, Class B common stock is convertible share for share at any time into fully transferable common stock without the payment of any consideration. Holders of common stock are entitled to cast one vote for each share of common stock owned on the record date. Holders of class B common stock are entitled to cast ten votes for each share owned on the record date.
(2)	Shares listed in the table under “Common Stock Owned” do not include shares of common stock deemed to be owned by the shareholder as a result of the shareholder’s ownership of class B common stock which is convertible share for share into common stock. However, the calculation of “% of Class” includes such shares deemed to be owned. If such shares were not included in the calculations, the common stock ownership percentages would be less than 1% for Katherine C. Meredith, E. T. Meredith, IV, D. Mell Meredith Frazier and Frederick B. Henry; 0% for the Anna K. Meredith Endowment Trust; the other individuals’ ownership percentages would be unchanged and the ownership percentage in (c) All directors and executive officers as a group would be 4.30%.
(3)	Includes shares owned by various trusts. The inclusion of these shares is not to be taken as an admission by the named shareholder of beneficial ownership of these shares for any other purpose.
(4)	Includes shares held by Principal Life Insurance Company as trustee under the 401(k) Plan for the benefit of certain participants, which shares are voted by the trustee at the direction of individual plan participants.
(5)	Includes shares which are subject to presently exercisable stock options or options exercisable within 60 days following August 31, 2012 by non-employee directors as follows: Johnson and Marineau-48,000 each, Coleman and Frazier-42,000 each, Henry-38,000, Craigie-24,000 and Tallett-12,000, for an aggregate total of 254,000.
(6)	This is a charitable trust. Bankers Trust Company as trustee votes the shares at the direction of the Endowment Board. The Endowment Board, composed of Bankers Trust Company, D. Mell Meredith Frazier, E. T. Meredith, IV, James Hubbell, III and John D. Bloodgood, acting by majority vote, has dispositive power over the shares.
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(7)	Information as of December 31, 2011 based on Schedule 13G filed with the SEC.
(8)	Information as of December 31, 2011 based on Schedule 13G filed with the SEC.
(9)	Information as of December 30, 2011 based on Schedule 13G filed with the SEC.
(10)	Information as of July 10, 2012 based on Schedule 13G/A filed with the SEC. These securities are owned by various individual and institutional investors (including T. Rowe Price Mid-Cap Value Fund, Inc. which owns 989,175 shares, representing 2.7% of the common shares outstanding) which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities, however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(11)	Information as of December 31, 2011 based on Schedule 13G/A filed with the SEC.
(12)	Information as of December 31, 2011 based on Schedule 13G/A filed with the SEC.
(13)	Includes shares which are subject to presently exercisable stock options or options exercisable within 60 days following August 31, 2012 by NEOs under the Company’s Stock Incentive Plans as follows: Lacy-969,333, Zieser-300,000, Karpowicz-253,000, Ceryanec-121,000 and Harty-88,600, for an aggregate total of 1,731,933.
(14)	Includes shares held by Morgan Stanley Smith Barney as trustee under the ESPP for the benefit of participating employees, which shares are voted by the trustee at the direction of the individual plan participants.
(15)	Includes SEUs (rounded to the nearest whole number) held by non-employee directors as follows: Johnson-28,638, Craigie-9,786, Coleman-8,380, Marineau-4,518, Tallett-2,962 and Henry-1,843, for an aggregate total of 56,127.
(16)	Includes shares beneficially owned by spouses and relatives living in the same household with the named individuals and/or shares owned by family partnerships.
(17)	Includes SEUs held by NEOs under the Company’s Stock Incentive Plans as follows (rounded to the nearest whole number): Lacy-50,142 and Zieser-40,557, for an aggregate total of 90,699.
(18)	Includes 1,985,933 shares which are subject to presently exercisable stock options or options exercisable within 60 days following August 31, 2012 by the directors and executive officers as a group.

AUDIT COMMITTEE DISCLOSURE

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for the approval and pre-approval of the audit, audit-related, tax and all other services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based upon subsequent determinations. The committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee pre-approved all audit, audit-related and permitted non-audit services provided by KPMG in fiscal 2012.

Service Fees Paid to Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm for the fiscal year ended June 30, 2012 was KPMG. Representatives of KPMG are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table sets forth information regarding fees for professional services rendered by KPMG with respect to fiscal 2012 and 2011.

	2012	2011
Audit Fees (1)	$823,300	$801,000
Audit-Related Fees (2)	161,065	30,705
Tax Fees (3)	66,450	35,846
All Other Fees (4)	1,650	39,150
Total Fees	$1,052,465	$906,701
(1)	Represents fees for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2012 and June 30, 2011 and the review of the Company’s quarterly financial statements during such fiscal years.
(2)	Consists of the fees for audits of financial statements of certain employee benefit plans, assistance to the Internal Audit Department and the review of certain contracts.
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(3)	Consists of fees for tax services provided to the Company, including tax planning services and the review of certain tax returns.
(4)	Consists of fees for access to KPMG’s Internet Accounting Research Web site.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by KPMG during the Company’s most recent fiscal year are compatible with maintaining the independence of such registered public accounting firm.

Report of the Audit Committee

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight of the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. Management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management and its independent registered public accounting firm.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2012 Annual Report to Shareholders. Management has confirmed to us that such financial statements:

1.	Have been prepared with integrity and objectivity and are the responsibility of management, and
2.	Have been prepared in conformity with GAAP.

We have discussed with KPMG the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of its audit of the Company’s financial statements, including with respect to:

1.	Their responsibility under generally accepted auditing standards;
2.	Significant accounting policies;
3.	Management judgment and estimates;
4.	Any significant audit adjustments;
5.	Any disagreements with management, and
6.	Any difficulties encountered in performing the audit.

We have received from KPMG a letter providing the disclosures required by Public Company Oversight Board Rule 3526, Communications with Audit Committees Concerning Independence, with respect to any relationships between KPMG and the Company that, in its professional judgment, may reasonably be thought to bear upon independence. KPMG has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based upon the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2012 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

The Audit Committee also reviewed management’s process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In addition, KPMG audited management’s assessment of internal control over financial reporting and has issued a report thereon dated August 20, 2012. In that report KPMG states that, in its opinion, the Company maintained effective control over financial reporting as of June 30, 2012.

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As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving our recommendation to the Board of Directors, we have relied on:

1.	Management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and
2.	The report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE
Philip A. Marineau, Chair
Mary Sue Coleman
James R. Craigie
Elizabeth E. Tallett

PROPOSAL THREE – AMENDMENT TO THE MEREDITH CORPORATION

EMPLOYEE STOCK PURCHASE PLAN OF 2002

The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Accordingly, the Meredith Corporation Employee Stock Purchase Plan of 2002 (the “ESPP”) was initially adopted in 2002 and authorized the sale to employees of up to an aggregate of 500,000 shares of common stock issued under the Plan. The Board of Directors recommended and shareholders approved an amendment to the ESPP at the Annual Meeting of Shareholders in 2008 which added 500,000 additional shares to the plan for an aggregate of 1,000,000 shares.

The Board of Directors has again approved, subject to shareholder approval, amending the Plan to increase the aggregate number of shares of common stock available for sale to employees by an additional 500,000 shares.

As of the quarter ended June 30, 2012 the Company had issued and employees had purchased approximately 922,300 shares of the 1,000,000 total shares authorized to date under the Plan. The Company estimates that an additional 30,000 shares will be issued and purchased for the quarter ending September 30, 2012. Accordingly, there is the possibility that, without this amendment, there would be insufficient authorized shares for all issuances before the 2013 Annual Meeting. The Company believes that the additional authorized shares will be sufficient for purchases under the Plan for approximately five more years.

A summary of the principal features of the Plan as administered in the U.S. is provided below, but is qualified in its entirety by reference to the full text of the Plan that was filed electronically with this Proxy Statement with the SEC. Such text is not included in the printed version of this Proxy Statement. A copy of the Plan is available from the Company’s Secretary at the address on the cover of this document.

Administration and Eligibility

The Plan is administered by the Compensation Committee of the Board of Directors. The committee has the authority to make rules and regulations governing the administration of the ESPP and to interpret the ESPP.

Substantially all regular employees of the Company and designated subsidiaries are eligible to participate in the ESPP, except that employees whose customary employment is 20 hours or less per week may be excluded at the discretion of the committee. As of June 30, 2012, 3,390 employees were eligible to participate and 821 employees actually participated in the ESPP.

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Participation and Terms

An eligible employee may elect to participate in the ESPP as of any enrollment date. Enrollment dates occur on the first day of each offering period which is currently set as a calendar quarter. To participate in the ESPP, an employee must complete an enrollment and payroll deduction authorization form, which indicates the amounts to be deducted from his or her salary and applied to the purchase of the shares on the Share Purchase Date (as hereinafter defined). The payroll deduction must be within limits set by the committee.

A payroll deduction account is established for each participating employee by the Company and all payroll deductions made on behalf of each employee (on an after-tax basis) are credited to each such employee’s respective payroll deduction account. No interest will be credited to a participant for amounts credited to that account. On the last trading day of each offering period (the “Share Purchase Date”), the amount credited to each participating employee’s payroll deduction account is applied to purchase as many shares as may be purchased with such amount at the applicable purchase price. However, no more than $25,000 in market value of shares (determined as of the first day of each offering period) may be purchased by a participant during any calendar year.

The purchase price for the shares will not be less than the lesser of 85% of the closing price of shares of common stock as reported on the NYSE (i) on the first trading day of the applicable offering period or (ii) on the Share Purchase Date. Employees may purchase shares through the ESPP only by payroll deductions.

Amendment and Termination

The Board of Directors of the Company or the committee may amend the ESPP at any time, provided that if shareholder approval is required for the ESPP to continue to comply with the requirements of SEC Regulation Section 240.16b-3 or Section 423 of the Tax Code, such amendment shall not be effective unless approved by the Company’s shareholders within 12 months after the date of its adoption by the Board of Directors or the committee. The ESPP may be terminated by the Board of Directors or the committee at any time.

Federal Income Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” as defined in Section 423 of the Tax Code. As a result, an employee participant will pay no federal income tax upon enrolling in the ESPP or upon purchase of the shares. A participant may recognize gain or loss upon the sale or other disposition of shares purchased under the ESPP, the amount and character of which will depend on whether the shares are held for two years from the first day of the offering period in which they were purchased.

1.	If the participant sells or otherwise disposes of the shares within that two-year period, the participant will recognize ordinary income at the time of disposition in an amount equal to the excess of the market price of the shares on the date of purchase over the purchase price. The Company will be entitled to a tax deduction for the same amount.
2.	If the participant sells or otherwise disposes of the shares after holding the shares for the two-year period, the participant will recognize ordinary income at the time in an amount equal to the lesser of:
(i)	15% of the market price of the shares on the first day of the offering period, or
(ii)	The excess of the market price of the shares at the time of disposition over the purchase price. The Company will not be entitled to any tax deduction with respect to shares purchased under the ESPP if the shares are held for the requisite two-year period.
3.	In addition, at the time of disposition of the shares, the employee may also recognize capital gain or loss, either short-term or long-term, depending on how long the employee held the shares.

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Other Information

On August 31, 2012 the closing price of the common stock was $32.56.

The design of the ESPP does result in a financial statement expense under applicable accounting guidance (FAS 123R). However, the ESPP allows the Company to provide an efficient vehicle for all eligible employees to acquire Meredith Corporation shares on a regular basis. See Note 12 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for additional information related to share-based compensation expense.

The Board of Directors recommends a vote FOR amending the ESPP. Unless otherwise indicated on your proxy, the shares will be voted FOR amending the ESPP.

PROPOSAL FOUR – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. Services provided to the Company and its subsidiaries by KPMG in fiscal year 2012 are described under “Service Fees Paid to Independent Registered Public Accounting Firm.”

We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate governance.

Vote Required

The affirmative vote of the holders of a majority of the voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG. Abstentions will have the same effect as a vote AGAINST the proposal.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2013. Unless otherwise indicated on your proxy, the shares will be voted FOR ratification of the appointment of KPMG.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

EQUITY COMPENSATION PLANS

The following table sets forth information with respect to the Company’s common stock that may be issued under all equity compensation plans of the Company in existence as of June 30, 2012. All of the equity compensation plans for which information is included in the following table have been approved by shareholders.

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Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	5,848,231	$38.06	3,983,814
Equity compensation plans not approved by shareholders	None	N/A	None
Total	5,848,231	$38.06	3,983,814

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act requires that certain of the Company’s officers and directors and persons who own more than 5% of the Company’s outstanding stock file reports of ownership and changes in ownership with the SEC and NYSE. To the Company’s knowledge, based solely upon a review of copies of forms submitted to the Company during and with respect to the most recent fiscal year and on written representations from the Company’s directors and officers, all Section 16(a) filing requirements were complied with during the fiscal year ended June 30, 2012.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established written policies and procedures (“Related Person Transaction Policy” or the “Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving Meredith and its subsidiaries and Related Persons (as defined below). This Policy supplements the Company’s other conflict of interest policies set forth in the Company’s Code of Business Conduct and Ethics and its other internal procedures. A summary description of the Related Person Transaction Policy is set forth below.

The objective of the Board in adopting this Policy is to assure that transactions between the Company and its subsidiaries and these persons are conducted in a manner that is fair to the Company and its shareholders and result in terms that are no more or less favorable to the Company than transactions between it and unaffiliated persons negotiating on an arm’s-length basis.

For purposes of the Policy, a Related Person includes the Company’s directors, director nominees and executive officers since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of the Company’s voting securities (“5% Holder”) and members of their respective Immediate Family (as defined in the Policy).

The Policy provides that any proposed Transaction is to be promptly reported to the Company’s General Counsel and Chief Financial Officer. The Chief Financial Officer will assist in gathering information about the Transaction and present the information to the Audit Committee which is responsible for reviewing the Transaction. The Audit Committee will determine if the Transaction is a Related Person Transaction and approve, ratify or reject the Related Person Transaction. In approving, ratifying or rejecting a Related Person Transaction, the committee will consider such information as it deems important to conclude if the Transaction is fair to the Company.

The Company had no Related Person Transactions in fiscal 2012.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2012 Annual Report to Shareholders is being distributed with this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 may be obtained without charge upon written or oral request to Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023, (515)284-2786. Our Annual Report on Form 10-K is also available free of charge on www.meredith.com, along with our quarterly

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reports on Form 10-Q, current reports on Form 8-K and any amendments to these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Proxy Statements and Annual Reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means convenience for shareholders and cost savings for companies.

This year a number of brokers with account holders who are the Company’s shareholders may be householding the Company’s proxy materials. A single Proxy Statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from a shareholder’s broker that it will be householding communications to a shareholder’s address, householding will continue until a shareholder is notified otherwise or until a shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, the shareholder should notify his or her broker directly or direct his or her written request to Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker.

How to Receive Future Proxy Statements and Annual Reports Online

To ensure you receive future Meredith Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail, registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications simply by updating their shareholder account information either by phone at (877)847-4696 or via Internet at www.idelivercommunications.com/proxy/mdp.

If you hold your shares in broker or nominee name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account. When future Proxy Statements and Annual Reports become available, you will receive an e-mail notice instructing you how to access them over the Internet.

SUBMITTING SHAREHOLDER PROPOSALS

Any shareholder wishing to include a proposal in the Company’s Proxy Statement and form of proxy for the 2013 Annual Meeting of Shareholders must submit the proposal so that it is received by the Company no later than May 27, 2013. The proposal should be addressed to Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

Pursuant to the Company’s Bylaws, any shareholder wishing to bring a proposal before the 2013 Annual Meeting of Shareholders (but whose proposal will not be included in the Company’s Proxy Statement), must deliver written notice of such proposal in accordance with the requirements of the Bylaws to the Secretary of the Company at the address specified above no earlier than the close of business on the 120th day or later than the close of business on the 90th day prior to the first anniversary of the preceding year’s Annual Meeting. For 2013, such proposal must be received no earlier than the close of business on July 10, 2013 and no later than the close of business on August 9, 2013 and otherwise comply with the requirements of the Bylaws. If the date of the 2013 meeting is advanced by more than 30 days or postponed by more than 60 days from the first anniversary of the 2012 Annual Meeting different deadlines will apply.

45

Pursuant to the Company’s Bylaws, any shareholder wishing to propose a nominee for the Board of Directors must deliver written notice of such proposed nominee to the Secretary of the Company at the address specified above no earlier than the close of business on the 120th day or later than the close of business on the 90th day prior to the first anniversary of the preceding year’s Annual Meeting. For 2013, written notice of such proposed nominee must be received no earlier than the close of business on July 10, 2013 and no later than the close of business on August 9, 2013 and otherwise comply with the requirements of the Bylaws. If the date of the 2013 Annual Meeting is advanced by more than 30 days or postponed by more than 60 days from the first anniversary of the 2012 Annual Meeting different deadlines will apply.

46

APPENDIX A

Explanatory Note: The Meredith Corporation Employee Stock Purchase Plan of 2002, as amended by the Meredith Corporation Board of Directors on August 13, 2008 and approved by shareholders on November 5, 2008; further amended by the Compensation Committee of the Board of Directors on January 28, 2012; and further amended by the Board of Directors on August 8, 2012, subject to shareholder approval, is filed herewith pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of the Proxy Statement.

MEREDITH CORPORATION

EMPLOYEE STOCK PURCHASE PLAN OF 2002

AS AMENDED

1. Purpose. Meredith Corporation, an Iowa corporation (the “Company”), hereby adopts the Meredith Corporation Employee Stock Purchase Plan of 2002 (the “Plan”). The purpose of the Plan is to provide an opportunity for the employees of the Company and any designated subsidiaries to purchase shares of the common stock, $1.00 par value per share, of the Company (the “Common Stock”) at a discount through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders.

2. Shares Subject to Plan. An aggregate of 1,500,000 shares of Common Stock (the “Shares”) may be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased in the open market. If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the total number of Shares available for sale under the Plan and the number of Shares offered to each eligible employee pursuant to Section 8 shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

3. Administration. The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation/Nominating Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Securities and Exchange Commission Regulation §240.16b-3 or any successor regulation (“Rule 16b-3”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any rights granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. The Committee may delegate its responsibilities for administering the Plan to any one or more persons as the Committee deems necessary or appropriate; provided, however, that the Committee may not delegate its responsibilities under this Plan to the extent such delegation would cause the Plan to fail to satisfy the administration requirements as defined in Rule 16b-3.

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4. Eligibility. All regular employees of the Company and of each qualified subsidiary of the Company, which may be so designated by the Committee, other than, in the discretion of the Committee, employees whose customary employment is less than 20 hours per week, shall be eligible to participate in the Plan. For the purposes of this Plan, the term “employee” means any individual in an employee-employer relationship with the Company or a qualified subsidiary of the Company, but excluding (a) any independent contractor; (b) any consultant; (c) any individual performing services for the Company or a qualified subsidiary who has entered into an independent contractor or consultant agreement with the Company or a qualified subsidiary or (d) any individual performing services for the Company or a qualified subsidiary under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a qualified subsidiary enters into for services. The term “qualified subsidiary” means any corporation in which fifty percent (50%) or more of the voting power is, at the time, directly or indirectly controlled by the Company or by one or more subsidiaries and which is designated for participation by the Committee. Unless the Committee determines otherwise, employees of any domestic subsidiary that meets the definition of a “qualified subsidiary” shall be eligible to participate in the Plan. Employees of any foreign subsidiary that meets the definition of a “qualified subsidiary” shall not be eligible to participate in the Plan unless the Committee determines otherwise.

5. Participation. An eligible employee may elect to participate in the Plan as of any “Enrollment Date.” Enrollment Dates shall occur on the first day of an Offering Period (as defined in paragraph 8). Any such election shall be made by completing and forwarding an enrollment and payroll deduction authorization to the Company’s designee prior to such Enrollment Date. A participating employee may increase or decrease payroll deductions as of any subsequent Enrollment Date by completing and forwarding a revised payroll deduction authorization to the Company’s designee. The Committee has the authority to impose percentage, dollar or any other limitations on the amounts employees may authorize for deduction or deduct from payroll in any Offering Period. Except as otherwise provided in paragraph 7 for withdrawals from the Plan, an eligible employee may not initiate, increase or decrease payroll deductions as of any date other than an Enrollment Date.

6. Payroll Deduction Accounts. The Company shall establish a “Payroll Deduction Account” for each participating employee and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account. The Payroll Deduction Account is established solely for accounting purposes and all amounts credited to the Payroll Deduction Account shall remain part of the general assets of the Company. An eligible employee may not make any separate cash payment into a Payroll Deduction Account.

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7. Withdrawals. An employee may withdraw from the Plan at any time by completing and forwarding a written notice to the Company’s designee. As soon as practicable following the Company’s receipt of such notice, payroll deductions on behalf of the employee shall be discontinued and all amounts credited to the employee’s Payroll Deduction Account shall remain in the account and be used to purchase Shares in accordance with paragraph 9 hereof, subject to the limitations in paragraph 8 hereof, on the next Share Purchase Date unless the participating employee has filed an appropriate form with the Company’s designee in advance of that date (which elects to receive all of the credit balance in cash, without interest). A withdrawing employee may not again participate in the Plan until the next Enrollment Date.

8. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on January 1, April 1, July 1 and October 1 of each year or on such other date as the Committee shall determine, and continuing thereafter to the last day of the respective three-month period or until terminated in accordance with paragraph 17 hereof. The first Offering Period hereunder shall commence on July 1, 2002 and continue to December 31, 2002. The Committee shall have the power to change the duration of Offering Periods with respect to subsequent offerings. As of the first day of each Offering Period, each eligible employee shall be offered the right to purchase up to 350 Shares or such other number as shall be determined by the Committee. Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares:

(a) to an employee who, immediately after the right is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, or

(b) which would permit an employee’s rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 of the fair market value of such shares (determined at the time such rights are granted) for each calendar year in which the right is outstanding at any time.

For the purposes of subparagraph (a), the provisions of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

9. Purchase of Shares.

(a) Subject to the limitations established in paragraph 8, as of the last day of each Offering Period (a “Share Purchase Date”), the entire credit balance in each participating employee’s Payroll Deduction Account shall be used to purchase Shares (including fractional shares) of Common Stock at the Purchase Price determined under paragraph 9(b) unless the participating employee has filed an appropriate form with the Company’s designee in advance of that date (which elects to receive all of the credit balance in cash without interest).

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(b) The “Purchase Price” for Shares purchased under the Plan shall be not less than 85% of the lesser of the closing price of shares of Common Stock (i) on the first day of the Offering Period or (ii) on the last day of the Offering Period. For these purposes, the closing price shall be as reported on the New York Stock Exchange Composite Transactions list as reported in the Wall Street Journal, Midwest Edition. The Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with the provisions of Section 423 of the Internal Revenue Code.

(c) Any amount remaining in an employee’s Payroll Deduction Account as of the relevant Share Purchase Date in excess of the amount that may properly be applied to the purchase of Shares as a result of the application of the limitations set forth in paragraph 8 hereof shall be refunded to the employee as soon as practicable.

10. Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee’s brokerage or Plan share account (each, a “Plan Share Account”) in his or her name, or if the employee so indicates on his or her payroll deduction authorization form, in the employee’s name jointly with a member of the employee’s family with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may request that such Shares be held in his or her name as tenant in common with a member of the employee’s family without right of survivorship.

11. Rights as Stockholder. An employee shall have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date. An employee shall have no right to vote any fractional interest in a Share credited to his or her account. All dividends attributable to any Shares held in his or her Plan Share Account shall, in accordance with procedures to be adopted by the Company, be used for the purchase of additional shares of Common Stock at a price equal to the closing price of the stock on the New York Stock Exchange on the dividend payment date.

12. Certificates. Certificates for Shares purchased under the Plan will not be issued automatically to the employee. However, certificates for whole Shares purchased shall be issued as soon as practicable following an employee’s written request. The securities brokerage firm or the Company may make a reasonable charge for the issuance of such certificates. No certificates for fractional shares will be issued. Instead, employees will receive cash representing the value of any fractional shares.

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13. Termination of Employment. If a participating employee’s employment is terminated for any reason, including death, if an employee is granted a leave of absence of more than 90 days duration or if an employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the employee shall be discontinued and any amounts then credited to the employee’s Payroll Deduction Account shall remain in the account and be used to purchase Shares in accordance with paragraph 9 hereof, subject to the limitations in paragraph 8 hereof. Any amount remaining in the Payroll Deduction Account after the final Share Purchase Date shall be refunded to the employee as soon as practicable.

14. Rights Not Transferable. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution and are exercisable during an employee’s lifetime only by the employee.

15. Employment Rights. Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment or of continued employment with the Company or any subsidiary.

16. Application of Funds. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

17. Amendments and Termination. The Board of Directors or the Committee may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of stockholders holding shares of Common Stock entitled to a majority of the votes represented by all outstanding shares of Common Stock entitled to vote if such stockholder approval is required for the Plan to continue to comply with the requirements of Section 423 of the Internal Revenue Code. The Board of Directors or the Committee may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the participating employees’ Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for purchase and any remaining amounts shall be promptly refunded to the participating employees.

18. Applicable Laws. This Plan shall be governed by and construed in accordance with Iowa law, except for its conflicts of laws principles to the extent they might lead to the application of the laws of another jurisdiction. This Plan, and all rights granted hereunder, are intended to meet the requirements of an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, as from time to time amended, and the Plan shall be construed and interpreted to accomplish this intent. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

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19. Expenses. Except to the extent provided in paragraph 12, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating employees, shall be borne by the Company and its subsidiaries.

20. Stockholder Approval. The Plan was adopted by the Board of Directors on May 8, 2002, subject to stockholder approval. The Plan and any action taken hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders to be held on November 11, 2002 and all payroll deductions will be returned to participants without interest.

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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends a vote FOR each nominee for director and FOR Proposals 2, 3 and 4.

1.	To elect directors, as provided in the Bylaws of the Company:
	Nominees for Terms Ending in 2015	Nominee for Term Ending in 2014
	01 James R. Craigie 02 Frederick B. Henry 03 Joel W. Johnson	04 Donald C. Berg	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

Please fold here – Do not separate

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve, on an advisory basis, the executive compensation program for the Company’s named executive officers as described in the Proxy Statement	☐	For	☐	Against	☐	Abstain

3.	To approve an amendment to the Meredith Corporation Employee Stock Purchase Plan of 2002 to authorize an additional 500,000 shares for issuance and sale to employees under the Plan	☐	For	☐	Against	☐	Abstain

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2013	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ________________________________________________	Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MEREDITH CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, November 7, 2012
10:00 Central Standard Time

1716 Locust Street
Des Moines, IA 50309

Meredith Corporation 1716 Locust Street Des Moines, IA	Common Stock	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 7, 2012.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR each of the nominees for director and FOR Proposals 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Stephen M. Lacy, D. Mell Meredith Frazier and Frederick B. Henry, or any of them with full power of substitution, to vote your shares on the matters shown on the reverse side and, in their discretion, any other matters which may come before the Annual Meeting or any adjournment or postponement thereof.

Voting Instructions to Trustee of the Meredith Corporation Employee Stock Purchase Plan of 2002 and/or Trustee of the Meredith Savings and Investment Plan

If you are a participant in the Meredith Corporation Employee Stock Purchase Plan of 2002 and/or the Meredith Savings and Investment Plan, you have the right to give instructions to the Plan Trustee(s) as to the voting of certain shares of Meredith Corporation common stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any adjournment or postponement thereof. Please indicate your voting choices on this card, sign and date it and return it promptly in the enclosed postage-paid envelope. If your instructions are not received at least five (5) days prior to the Annual Meeting, or if you do not respond, shares held in your account for which a proxy is not received may be voted on certain matters in the discretion of the Trustee(s) and in accordance with the Employee Retirement Income Security Act of 1974 (ERISA).

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*
INTERNET/MOBILE www.eproxy.com/mdp	PHONE 1-800-560-1965	MAIL
Mark, sign and date your proxy
Use the Internet to vote your proxy until 12:00 p.m. (CT) on November 6, 2012.	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on November 6, 2012.	card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends a vote FOR each nominee for director and FOR Proposals 2, 3 and 4.

1.	To elect directors, as provided in the Bylaws of the Company:
	Nominees for Terms Ending in 2015	Nominee for Term Ending in 2014
	01 James R. Craigie 02 Frederick B. Henry 03 Joel W. Johnson	04 Donald C. Berg	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

Please fold here – Do not separate

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve, on an advisory basis, the executive compensation program for the Company’s named executive officers as described in the Proxy Statement	☐	For	☐	Against	☐	Abstain

3.	To approve an amendment to the Meredith Corporation Employee Stock Purchase Plan of 2002 to authorize an additional 500,000 shares for issuance and sale to employees under the Plan	☐	For	☐	Against	☐	Abstain

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2013	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ________________________________________________	Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MEREDITH CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, November 7, 2012
10:00 Central Standard Time

1716 Locust Street
Des Moines, IA 50309

Meredith Corporation 1716 Locust Street Des Moines, IA	Class B Common Stock	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 7, 2012.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR each of the nominees for director and FOR Proposals 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Stephen M. Lacy, D. Mell Meredith Frazier and Frederick B. Henry, or any of them with full power of substitution, to vote your shares on the matters shown on the reverse side and, in their discretion, any other matters which may come before the Annual Meeting or any adjournment or postponement thereof.

Voting Instructions to Trustee of the Meredith Savings and Investment Plan

If you are a participant in the Meredith Savings and Investment Plan, you have the right to give instructions to the Plan Trustee as to the voting of certain shares of Meredith Corporation class B common stock allocated to your account. The voting of those shares will occur at the Annual Meeting of Shareholders or at any adjournment or postponement thereof. Please indicate your voting choices on this card, sign and date it and return it promptly in the enclosed postage-paid envelope. If your instructions are not received at least five (5) days prior to the Annual Meeting, or if you do not respond, shares held in your account for which a proxy is not received may be voted on certain matters in the discretion of the Trustee(s) and in accordance with the Employee Retirement Income Security Act of 1974 (ERISA).

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*
INTERNET/MOBILE www.eproxy.com/mdp	PHONE 1-800-560-1965	MAIL
Mark, sign and date your proxy
Use the Internet to vote your proxy until 12:00 p.m. (CT) on November 6, 2012.	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on November 6, 2012.	card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.